AS FILED WITH
                       THE SECURITIES AND EXCHANGE COMMISSION
                                 ON APRIL 24, 2003
                            Registration No.  333-________

                         SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, D.C. 20549


                                     FORM SB-2
                REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933


                                  HUMAN BIOSYSTEMS
                    (Name of Small Business Issuer in Its Charter)

                    CALIFORNIA                           8731
              (State or Jurisdiction of      (Primary Standard Industrial
            Incorporation or Organization)    Classification Code Number)

                                     77-0481056
                        (I.R.S. Employer Identification No.)


                                  1127 Harker Avenue
                             Palo Alto, California 94301
                                     650-323-0943
            (Address and Telephone Number of Principal Executive Offices)

                                  1127 Harker Avenue
                             Palo Alto, California 94301
                      (Address of Principal Place of Business or
                         Intended Principal Place of Business)

                                  Mr. Harry Masuda
                                  President
                                  Human BioSystems
                                  1127 Harker Avenue
                   Palo Alto, California 94301       650-323-0943
              (Name, Address and Telephone Number of Agent for Service)

                              Copy to:

                                  Cathryn S. Gawne, Esq.
                                  Ronald C. Austin, Esq.
                                  Silicon Valley Law Group
                                  152 N. Third Street, Suite 900
                                  San Jose, California  95112
                                  (408) 286-6100
                                  (408) 286-1400 (telecopier)

Approximate Date of Proposed Sale to Public: As soon as practicable after this Registration Statement becomes effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box [X].

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

--------------------------------------------------------------------------------
                        CALCULATION OF REGISTRATION FEE                        |
--------------------------------------------------------------------------------
                  |               |  Proposed   |   Proposed    |              |
Title of          |               |  maximum    |   maximum     |              |
each class        |  Amount       |  offering   |   aggregate   | Amount of    |
of securities     |  to be        |  price per  |   offering    | registration |
to be registered  | registered    |  share      |   price       | fee          |
------------------|---------------|-------------|---------------|--------------|
Common Stock      |  10,000,000   |  $0.20(1)   | $2,000,000(1) | $161.80(1)  |
                  |               |             |               |              |
------------------|---------------|-------------|---------------|--------------|

(1) Calculated in accordance with Rule 457(c).

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities, and it is not soliciting an offer to buy these securities, in any state where the offer or sale is not permitted.

Subject to Completion, April 24, 2003


                             [HUMAN BIOSYSTEMS LOGO]




                                10,000,000 Shares

                                   Common Stock
                                 $0.20 per share


Human BioSystems is offering 10,000,000 shares of common stock at a price of $0.20 per share. These shares are being offered by us, using certain of our executive officers, directors and broker-dealers, on a self-underwritten, best efforts basis. There is no minimum amount of securities that we must sell in order to receive any subscription. We may receive little or no funds from this offering. The funds that we receive from this offering will not be placed into an escrow account. We are not engaging underwriters for this offering. Our common stock is listed on the NASD O-T-C Market Bulletin Board under the symbol "HBSC.OB". On April 9, 2003, the last sale price of our common stock on the O-T-C Market Bulletin Board was $ 0.20 per share.
______________________________________________________________________________

See "Risk Factors" beginning on page 4 for a discussion of material issues to consider before purchasing our common stock.
______________________________________________________________________________

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.



The date of this prospectus is ___________, 2003.


TABLE OF CONTENTS

                                                                       Page

Prospectus Summary......................................................  3
Risk Factors............................................................  4
Use of Proceeds......................................................... 10
Price Range of Common Stock and Dividend Policy......................... 10
Capitalization.......................................................... 11
Selected Consolidated Financial Data.................................... 11
Management's Discussion and Analysis of  Financial
  Condition and Results of Operations................................... 12
Business................................................................ 16
Management.............................................................. 24
Related Party Transactions.............................................. 29
Principal Shareholders.................................................. 30
Description of Capital Stock............................................ 32
Shares Eligible for Future Sale......................................... 32
Plan of Distribution.................................................... 33
Legal Matters........................................................... 33
Experts................................................................. 33
Where You Can Find Additional Information............................... 33
Index to Financial Statements........................................... 34


        You should rely only on the information contained in this prospectus. We have not authorized anyone to provide you with information different from that contained in this prospectus. The information contained in this prospectus is accurate only as of the date of this prospectus, regardless of the time of delivery of this prospectus or of any sale of the common stock. In this prospectus, "Human BioSystems","we", "us" and "our" refer to Human BioSystems, a California corporation.

        All trademarks, service marks or tradenames referred to in this prospectus are the property of their respective owners.

                               PROSPECTUS SUMMARY

This summary highlights information described more fully elsewhere in this prospectus. You should read the entire prospectus carefully.

                                HUMAN BIOSYSTEMS

Our Business

    The principal business objective of Human BioSystems is to develop and provide economical, non-toxic methods of extending the shelf life and improving the quality of blood platelets and other biological material.

                                  THE OFFERING

        We may offer and sell shares of our common stock under this prospectus.

Common stock offered                   10,000,000 shares of common stock,
                                       no par value.

Common stock to be outstanding         36,491,841 shares, excluding an
after this Offering                    aggregate of 3,388,300 shares reserved
                                       for issuance upon the exercise of
                                       outstanding stock options and warrants.

Use of proceeds                        Proceeds we receive from the issuance
                                       and sale of the shares will be used for
                                       working capital and general corporate
                                       purposes.

O-T-C Market Bulletin Board symbol:    "HBSC.OB"



                             SUMMARY FINANCIAL DATA

                                          Years Ended December 31,
                                           2002              2001
Statements of Operations Data:
Revenue                              $        --          $        --
Operating expenses:
 General and administrative:
   Stock based compensation              398,500              887,300
   Other general and administrative
   expenses                            1,465,200              693,400
   Total general and administrative    1,863,700            1,580,700
 Research and development                430,400              319,600
 Sales and marketing                     218,700               81,000
 Total operating expenses              2,512,800            1,981,300
Loss from operations                  (2,512,800)          (1,981,300)
Other income (expense)                      (700)            (989,400)
Provision for income taxes                   800                  800
Net loss                             $(2,514,300)         $(2,971,500)
Basic and diluted loss per share     $     (0.14)         $     (0.26)
Basic and diluted weighted-average
common shares outstanding             18,262,400           11,646,700


                                     December 31,         December 31,
                                         2002                2001
Balance Sheet Data:
Cash                                 $   144,700          $   331,700
Working capital (deficit)            $       100          $   (58,700)
Total stockholders' equity (deficit) $     3,600          $   (53,200)


                           RISK FACTORS

Our business, financial condition or results of operations could be materially and adversely affected by any of the following risks:

WE HAVE A HISTORY OF LOSSES, AND OUR INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS HAVE RAISED DOUBTS ABOUT OUR ABILITY TO CONTINUE AS A GOING CONCERN.

Since our inception in 1998, we have incurred substantial losses from operations, resulting primarily from costs related to research and development and building our infrastructure. Because of our status as a development stage company and the need to conduct additional research and development prior to introducing products and services to the market, we expect to incur net losses for the foreseeable future. If our growth is slower than we anticipate or our operating expenses exceed our expectations, our losses will be significantly greater. We may never achieve profitability. Primarily as a result of these recurring losses, our independent certified public accountants modified their report on our December 31, 2002 financial statements to include an uncertainty paragraph wherein they expressed substantial doubt about our ability to continue as a going concern.

We are in the fifth year of research and development, with an accumulated loss during the development stage of $9,491,700. We currently do not know when our research and development will be completed, or if a product will ever result
from this research and development activity.    We anticipate that the funds
spent on research and development activities will need to increase significantly prior to completion of research and development and commercialization of a product. Additionally, we may not be able to secure funding in the future necessary to complete our intended research and development activities.

These conditions give rise to substantial doubt about our ability to continue as a going concern. Our financial statements do not include adjustments relating to the recoverability and classification of reported asset amounts or the amount and classification of liabilities that might be necessary should we be unable to continue as a going concern. Our continuation as a going concern is dependent upon our ability to obtain additional financing from the sale of our common stock, as may be required, and ultimately to attain profitability.

WE REQUIRE IMMEDIATE ADDITIONAL CAPITAL.

Our operating plan for calendar year 2003 is focused on development of our products. It is our estimate that a cash requirement of $2.5 million is required to support this plan for the next twelve months. We received an aggregate of $2.2 million during the year ended December 31, 2002, which was sufficient to support our operations through 2002, and an additional $316,000 through February 21, 2003, and we are actively seeking additional funding. There can be no assurance that such financing will be available at terms favorable to us or at all. Since our inception, we have financed our operations through private and public equity placements.

Obtaining capital will be challenging in a difficult environment, due to the downturn in the United States economy and current world instability. We currently have no commitments for any funding, and there can be no assurance that we will be able to obtain additional funding in the future from either debt or equity financings, bank loans, collaborative arrangements or other sources on terms acceptable to us, or at all. If our human infusion studies are successful, we believe that we will be able to obtain additional funding through a license agreement with one or more of the potential strategic partners with whom we have had discussions to date, thereby satisfying our financial needs for at least the balance of 2003; however, there can be no assurance that we will achieve successful results in our human infusion studies or that we can enter into a license agreement or agreements providing adequate financing for 2003 and beyond.

If adequate funds are not available or are not available on acceptable terms when required, we may be required to significantly curtail our operations or may not be able to fund expansion, take advantage of unanticipated acquisition opportunities, develop or enhance services or products or respond to competitive pressures. Such inability could have a material adverse effect on our business, results of operations and financial condition. If additional funds are raised through the issuance of equity or convertible debt securities, the percentage ownership of our stockholders will be reduced, stockholders may experience additional dilution and such securities may have rights, preferences and privileges senior to those of our common stock.

OUR CHIEF EXECUTIVE OFFICER IS THE SUBJECT OF SEC AND JUSTICE DEPARTMENT PROCEEDINGS FOR SECURITIES FRAUD.

On August 7, 2002, the United States Attorney for the Eastern District of New York and the Securities and Exchange Commission announced that they were bringing securities fraud charges against Harry Masuda, our Chief Executive Officer, for allegedly paying an unregistered broker an undisclosed commission in a 1999 and 2000 private placement. The allegations generally charge Mr. Masuda with the failure to adequately disclose to investors in this private placement a commission agreement with Larry Bryant, an unlicensed broker-dealer. Remedies sought in these proceedings include criminal penalties and a bar from service as an officer or director of a publicly-traded company. Although we believe that the charges are unwarranted, and that the issues involved in this matter were resolved over two years ago to the full satisfaction of all investors, there can be no assurance that Mr. Masuda will be able to continue to serve as our Chief Executive Officer in the event that the Securities and Exchange Commission receives the remedies that it seeks. As of February 2003, there has been no further action or progress made in the resolution of these matters, except that we have filed motions to proceed with the civil case and to change the venue for these proceedings from New York to Northern California.

WE ARE A DEVELOPMENT STAGE COMPANY, AND HAVE A LIMITED OPERATING HISTORY ON WHICH TO EVALUATE OUR POTENTIAL FOR FUTURE SUCCESS.

 We are a development stage company, and have yet to produce or sell any products or services. We have only a limited operating history upon which you can evaluate our business and prospects, and have yet to develop sufficient experience regarding actual revenues to be received from our products and services. You must consider the risks and uncertainties frequently encountered by early stage companies in new and rapidly evolving markets. If we are unsuccessful in addressing these risks and uncertainties, our business, results of operations and financial condition will be materially and adversely affected.

OUR FUTURE REVENUES ARE UNPREDICTABLE AND OUR QUARTERLY OPERATING RESULTS MAY FLUCTUATE SIGNIFICANTLY.

We have a very limited operating history, and have no revenue to date. We cannot forecast with any degree of certainty whether any of our products or services will ever generate revenue or the amount of revenue to be generated by any of our products or services. In addition, we cannot predict the consistency of our quarterly operating results. Factors which may cause our operating results to fluctuate significantly from quarter to quarter include:

-  our ability to attract new and repeat customers;

- our ability to keep current with the evolving requirements of our target market;

-  our ability to protect our proprietary technology;

- the ability of our competitors to offer new or enhanced products or services; and

- unanticipated delays or cost increases with respect to research and development.

Because of these and other factors, we believe that quarter-to-quarter comparisons of our results of operations are not good indicators of our future performance. If our operating results fall below the expectations of securities analysts and investors in some future periods, then our stock price may decline.

ESTABLISHING OUR REVENUES AND ACHIEVING PROFITABILITY WILL DEPEND ON OUR ABILITY TO DEVELOP AND COMMERCIALIZE OUR PRODUCTS.

Much of our ability to establish revenues and to achieve profitability and positive cash flows from operations will depend on the successful introduction of our products in development. Products based on our technologies will represent new methods of treatment and preservation. Our prospective customers, including blood banks, hospitals and clinics, will not use our products unless they determine that the benefits provided by these products are greater than those available from competing products. Even if the advantage from our planned products is clinically established, prospective customers may not elect to use such products for a variety of reasons.

We may be required to undertake time-consuming and costly development activities and seek regulatory clearance or approval for new products. The completion of the development and commercialization of any of our products under development remains subject to all of the risks associated with the commercialization of new products based on innovative technologies, including unanticipated technical or other problems, manufacturing difficulties and the possible insufficiency of the funds allocated for the completion of such development.

WE MAY NOT BE ABLE TO COMPETE SUCCESSFULLY.

As a development stage company, we are entering a biological material preservation market that is presently addressed by large companies with extensive financial resources. Those companies include DuPont and Baxter, among others. Smaller companies with which we may compete include LifeCell Corporation for platelet preservation, Cerus for viral inactivation of platelets and other blood products and Cryo Life for preserving heart valves by cryo-preservation. These companies are active in research and development of biological material preservation. We have limited funds with which to develop products and services, and most of the above competitors have significantly greater financial resources, technical expertise and managerial capabilities than we currently possess.

WE MAY FAIL TO OBTAIN GOVERNMENT APPROVAL OF OUR PROCESSES

The United States Food & Drug Administration ("FDA") regulates the commercial distribution and marketability of medical solutions and equipment. In the event that we determine that these regulations apply to our proposed products, we will need to obtain FDA approval for such distribution. The process of obtaining FDA approval may be expensive, lengthy and unpredictable. We have not developed our products to the level where these approval processes can be started. We do not know if such approval could be obtained in a timely fashion, if at all. In the event that we do not receive any required FDA approval for certain products, we would not be able to sell such products in the United States.

The regulation of our processes and products outside the United States will vary by country. Noncompliance with foreign country requirements may include some or all of the risks associated with noncompliance with FDA regulation as well as other risks.

ACTS OF TERRORISM, RESPONSES TO ACTS OF TERRORISM AND ACTS OF WAR MAY IMPACT OUR BUSINESS AND OUR ABILITY TO RAISE CAPITAL.

Future acts of war or terrorism, national or international responses to such acts, and measures taken to prevent such acts may harm our ability to raise capital or our ability to operate, especially to the extent we depend upon activities conducted in foreign countries, such as Russia where we currently perform research and development. In addition, the threat of future terrorist acts or acts of war may have effects on the general economy or on our business that are difficult to predict. We are not insured against damage or interruption of our business caused by terrorist acts or acts of war.

WE MAY FAIL TO ESTABLISH AND MAINTAIN STRATEGIC RELATIONSHIPS.

We believe that the establishment of strategic partnerships will greatly benefit the growth of our business, and we intend to seek out and enter into strategic alliances. We may not be able to enter into these strategic partnerships on commercially reasonable terms or at all. Even if we enter into strategic alliances, our partners may not attract significant numbers of customers or
otherwise prove advantageous to our business.   Our inability to enter into new
distribution relationships or strategic alliances could have a material and adverse effect on our business.

WE ARE SELLING UP TO 10,000,000 SHARES OF OUR COMMON STOCK ON A SELF-UNDERWRITTEN, BEST EFFORTS BASIS. AS A RESULT, PURCHASERS OF OUR COMMON STOCK WILL NOT HAVE THE BENEFIT OF AN UNDERWRITER'S DUE DILIGENCE, WHOSE TASK IS, AMONG OTHERS, TO CONFIRM THE ACCURACY OF THE DISCLOSURES MADE IN THIS PROSPECTUS.

We are selling up to 10,000,000 shares of our common stock on a self-underwritten, best efforts basis. There is no minimum amount that we must receive with respect to these shares and we may receive a small amount of proceeds, if any. Due to the fact that we are not engaging underwriters, there will be no due diligence performed with respect to shares of common stock sold pursuant to this offering. An underwriter's due diligence involves confirming the accuracy of disclosures made in the prospectus and helping the issuer arrive at a fair price for the securities being sold. Persons who invest in this offering should be aware of a conflict of interest on our part as a result of the fact that there is no independent underwriter which will perform due diligence with respect to us, confirm the accuracy of our disclosures made in this prospectus or help us arrive at a fair price for our common stock.

SINCE THIS OFFERING HAS NO MINIMUM, WE MAY NOT RAISE SIGNIFICANT PROCEEDS PRIOR TO ITS COMPLETION.

There is no minimum amount that we may receive in this offering. Accordingly, we may receive a small amount of proceeds, if any. If we fail to raise significant proceeds, we may not be able to proceed with our proposed plan of operations, which would have a material adverse effect on our business.

WE ARE LESS LIKELY TO SELL THE SHARES WE ARE OFFERING ON A SELF-UNDERWRITTEN, BEST EFFORTS BASIS THAN IF WE WERE SELLING THE SHARES THROUGH AN UNDERWRITER.

By selling our common stock on an self-underwritten, "best efforts" basis, we will not be able to utilize the services of an underwriter to offer or sell our securities for us in connection with this offering. We will undertake our own best efforts to market and sell the securities to the public. We have not set a minimum with respect to the amount of our securities that we intend to sell. Even if a purchaser buys shares of our common stock, we may not be able to sell any other additional shares proposed for sale pursuant to this offering. If we do not raise a sufficient amount of funds through this offering, we may not be able to proceed with our proposed research and development and current plan of operations. This may cause significant losses and our stockholders may lose all or a substantial portion of their investment.

SHARES ELIGIBLE FOR FUTURE SALE BY OUR CURRENT STOCKHOLDERS MAY ADVERSELY AFFECT OUR STOCK PRICE.

To date, we have had a very limited trading volume in our common stock. As long as this condition continues, the sale of a significant number of shares of common stock at any particular time could be difficult to achieve at the market prices prevailing immediately before such shares are offered. In addition, sales of substantial amounts of common stock, including shares issued upon the exercise of outstanding options and warrants, under Securities and Exchange Commission Rule 144 or otherwise could adversely affect the prevailing market price of our common stock and could impair our ability to raise capital at that time through the sale of our securities.

OUR COMMON STOCK PRICE IS LIKELY TO BE HIGHLY VOLATILE; OUR COMMON STOCK IS "PENNY STOCK".

The market price of our common stock is likely to be highly volatile as the stock market in general, and the market for technology companies in particular, has been highly volatile. The trading prices of many technology companies' stocks have recently been highly volatile and have recorded lows well below historical highs.

Factors that could cause such volatility in our common stock may include, among other things:

 -  actual  or  anticipated fluctuations in our quarterly operating results;

 -  announcements of  technological  innovations;

 -  changes  in  financial  estimates  by  securities  analysts;

 -  conditions  or  trends  in our industry;  and

 -  changes  in  the  market  valuations  of  other comparable companies.

In addition, our stock is currently traded on the NASD O-T-C Bulletin Board and it is uncertain that we will be able to successfully apply for listing on the AMEX, the NASDAQ National Market, or the Nasdaq SmallCap Market in the foreseeable future due to the trading price for our common stock, our working capital and revenue history. Failure to list our shares on the AMEX, the Nasdaq National Market, or the Nasdaq SmallCap Market, will impair the liquidity of our common stock.

The Securities and Exchange Commission has adopted regulations which generally define a "penny stock" to be any security that 1) is priced under five dollars,
2) is not traded on a national stock exchange or on NASDAQ, 3) may be listed in the "pink sheets" or the NASD OTC Bulletin Board, 4) is issued by a company that has less than $5 million in net tangible assets and has been in business less than three years, or by a company that has under $2 million in net tangible assets and has been in business for at least three years, or by a company that has revenues of less than $6 million for 3 years.

Penny stocks can be very risky: penny stocks are low-priced shares of small companies not traded on an exchange or quoted on NASDAQ. Prices often are not available. Investors in penny stocks are often unable to sell stock back to the dealer that sold them the stock. Thus an investor may lose his/her investment. Our common stock is a "penny stock" and thus is subject to rules that impose additional sales practice requirements on broker/dealers who sell such securities to persons other than established customers and accredited investors, unless the common stock is listed on The Nasdaq SmallCap Market. Consequently, the "penny stock" rules may restrict the ability of broker/dealers to sell our securities, and may adversely affect the ability of holders of our common stock to resell their shares in the secondary market.

SOME OF THE INFORMATION IN THIS PROSPECTUS CONTAINS FORWARD-LOOKING STATEMENTS.

 Some of the information in this Prospectus contains forward-looking statements that involve substantial risks and uncertainties. You can identify these statements by forward-looking words such as "may", "will", "expect", "intend", "anticipate", "believe", "estimate" and "continue" or similar words. You should read statements that contain these words carefully because they:

 -     discuss  our  expectations  about  our  future performance;

 - contain projections of our future operating results or of our future financial condition; or

 -     state  other  "forward-looking"  information.

 We believe it is important to communicate our expectations to our stockholders. There may be events in the future, however, that we are not able to predict accurately or over which we have no control. The risk factors listed in this section, as well as any cautionary language in this Prospectus, provide examples of risks, uncertainties and events that may cause our actual results to differ materially from the expectations we describe in our forward- looking statements. Before you invest in our common stock, you should be aware that the occurrence of any of the events described in these risk factors and elsewhere in this prospectus could have a material and adverse effect on our business, results of operations and financial condition and that upon the occurrence of any of these events, the trading price of our common stock could decline and you could lose all or part of your investment.

                          USE OF PROCEEDS

        Proceeds we receive pursuant to the issuance of the shares will be used for working capital and general corporate purposes.

             PRICE RANGE OF COMMON STOCK AND DIVIDEND POLICY

Our common stock has been traded on the NASD O-T-C Market Bulletin Board since May 18, 1999. Prior to that date, our common stock was not actively traded in the public market. Our common stock is listed on the NASD O-T-C Market Bulletin
Board under the symbol "HBSC.OB".   Since October 2001, our common stock has
also been traded on the Frankfurt Stock Exchange under the symbol "HYT". The following table sets forth, for the periods indicated, the high and low bid prices for our common stock on the NASD O-T-C Market as reported by various Bulletin Board market makers. The quotations do not reflect adjustments for retail mark-ups, mark-downs, or commissions and may not necessarily reflect actual transactions.

Period                                                 Low Bid         High Bid

Fiscal 2003
First Quarter (January 1, 2003 to March 31, 2003)       $ 0.10          $ 0.26

Fiscal 2002
Fourth Quarter (October 1, 2002 to December 31, 2002)   $ 0.13          $ 0.45
Third Quarter (July 1, 2002 to September 30, 2002)      $ 0.22          $ 0.41
Second Quarter (April 1, 2002 to June 30, 2002)         $ 0.33          $ 0.70
First Quarter (January 1, 2002 to March 31, 2002)       $ 0.63          $ 1.06

Fiscal 2001
Fourth Quarter (October 1, 2001 to November 23, 2001)   $ 0.55          $ 1.14
Third Quarter (July 1, 2001 to September 30, 2001)      $ 0.46          $ 1.88
Second Quarter (April 1, 2001 to June 30, 2001)         $ 0.16          $ 0.54
First Quarter (January 1, 2001 to March 31, 2001)       $ 0.19          $ 1.37

On April 9, 2003, the high and low bid prices of our common stock on the Bulletin Board were $ 0.22 and $ 0.19 per share, respectively, and there were approximately 190 holders of record of our common stock.

To date, we have never declared or paid any cash dividends on our capital stock. We currently intend to retain any future earnings for funding growth and therefore, do not expect to pay any dividends in the foreseeable future.
Payment of future dividends, if any, will be at the discretion of our Board of Directors after taking into account various factors, including our financial condition, operating results, current and anticipated cash needs and plans for expansion.

                           CAPITALIZATION

        The following table sets forth, as of December 31, 2002, our capitalization on an actual basis and as adjusted to reflect the issuance of common stock offered by this prospectus. This information should be read in conjunction with our Financial Statements and the related Notes appearing elsewhere in this prospectus.

                                                       December 31, 2002
                                                       ------------------
                                                     Actual     As Adjusted (1)
                                                   ----------      ----------
Stockholders' equity
Preferred stock; no par or stated value;
   5,000,000 shares authorized, no shares
   issued or outstanding                                  --             --
   Common stock; no par or stated value;
   45,000,000 shares authorized,
   23,834,200 shares issued and 23,063,700
   shares outstanding; 33,063,700 as adjusted       9,893,600     11,893,600

   Other receivables, net                           (398,300)      (398,300)
   Accumulated deficit during development stage   (9,491,700)    (9,491,700)
                                                   ----------    ------------
                Total stockholders' equity             3,600      2,003,600
                                                   ----------    ------------
 Total capitalization                            $     3,600   $  2,003,600


(1) Reflects the issuance and sale of the 10,000,000 shares of common stock included in this prospectus, at a price of $.20 per share.

                     SELECTED FINANCIAL DATA

        The following selected financial data as of December 31, 2001 and 2002, and for each of the respective years then ended, are derived from our financial statements, which have been audited by L.L. Bradford & Company LLC, independent auditors, and are included elsewhere in this prospectus. The data set forth below should be read in conjunction with our Financial Statements and Notes thereto included elsewhere in this prospectus and with "Management's Discussion and Analysis of Financial Condition and Results of Operations".


                                        Years Ended December 31,
                                         2002              2001
Statements of Operations Data:
Revenue                             $        --        $        --
Operating expenses:
 General and administrative:
   Stock based compensation             398,500            887,300
   Other general and administrative
   expenses                           1,465,200            693,400
   Total general and administrative   1,863,700          1,580,700
 Research and development               430,400            319,600
 Sales and marketing                    218,700             81,000
 Total operating expenses             2,512,800          1,981,300
Loss from operations                 (2,512,800)        (1,981,300)
Other income (expense)                     (700)          (989,400)
Provision for income taxes                  800                800
Net loss                            $(2,514,300)       $(2,971,500)
Basic and diluted loss per share    $     (0.14)       $     (0.26)
Basic and diluted weighted-average
common shares outstanding            18,262,400         11,646,700


                                    December 31,         December 31,
                                        2002                2001
Balance Sheet Data:
Cash                                $   144,700        $   331,700
Working capital (deficit)           $       100        $   (58,700)
Total stockholders' equity (deficit)$     3,600        $   (53,200)


        MANAGEMENT'S DISCUSSION AND ANALYSIS OR PLAN OF OPERATION

THIS PROSPECTUS CONTAINS FORWARD-LOOKING STATEMENTS WITHIN THE MEANING OF
SECTION 27A OF THE SECURITIES ACT OF 1933 AND SECTION 21E OF THE SECURITIES EXCHANGE ACT OF 1934, INCLUDING, WITHOUT LIMITATION, STATEMENTS REGARDING OUR EXPECTATIONS, BELIEFS, INTENTIONS OR FUTURE STRATEGIES THAT ARE SIGNIFIED BY THE WORDS "EXPECTS", "ANTICIPATES", "INTENDS", "BELIEVES", OR SIMILAR LANGUAGE. THESE FORWARD-LOOKING STATEMENTS INVOLVE RISKS, UNCERTAINTIES AND OTHER FACTORS. ALL FORWARD-LOOKING STATEMENTS INCLUDED IN THIS PROSPECTUS ARE BASED ON INFORMATION AVAILABLE TO US ON THE DATE HEREOF AND SPEAK ONLY AS OF THE DATE HEREOF. THE FACTORS DISCUSSED ABOVE UNDER "RISK FACTORS" AND ELSEWHERE IN THIS PROSPECTUS ARE AMONG THOSE FACTORS THAT IN SOME CASES HAVE AFFECTED OUR RESULTS AND COULD CAUSE THE ACTUAL RESULTS TO DIFFER MATERIALLY FROM THOSE PROJECTED IN THE FORWARD-LOOKING STATEMENTS.

The following discussion should be read in conjunction with the Financial Statements and Notes thereto.

Overview

We are a developmental stage company, and have a very limited operating history and no revenue to date. Our prospects must be considered in light of the risks and uncertainties encountered by companies in an early stage of development involving new technologies and overcoming regulatory approval process requirements before any revenue is possible.

We have experienced operating losses since our inception. These losses have resulted from the significant costs incurred in the development of our technology and the establishment of our research and development facility. Expenditures will increase in all areas in order to execute our business plan, particularly in research and development and in gaining regulatory approval to market our products in the U.S. and abroad.

Our principal business objective is to develop and provide economical, non-toxic methods of extending the shelf life and improving the quality of blood platelets and other biological material. We have been successful in preserving blood platelets for ten days under refrigeration while maintaining cell structure and morphology, which has never been done before to our knowledge. We hope to validate our findings at an independent blood center in California and submit them for government approval and begin clinical testing of our first product for blood platelet storage in the second half of 2003. We had originally contemplated submission of our findings in the first half of 2003; however pre-human infusion tests are continuing in the United States, as certain changes to our solution were required before commencing human infusion. These changes include the need to sterilize our preservation solution using approved methods acceptable for infusion, and the removal of suspended particulants from our preservation solution. The sterilization issue has been resolved. We also recently were successful in the removal of particulants from our preservation solution after procedures were implemented at another blood center in California used by us for such experiments. Tests will resume immediately on this "clarified" solution. We have also performed very limited tests using substitute solutions that are clear; however, it appears that certain test markers show less favorable results than the results achieved at our facility in Russia. We are currently working on the correlation of results between our Russian and United States research facilities and on the separation of platelets from the solution prior to radioactive tagging, and we believe that the issues remaining prior to human infusion will be resolved by the end of the second
quarter of 2003.   We will continue efforts on prototype development and the
generation of pre-clinical and clinical data in the months ahead.

We began research on kidney preservation in 2002 and have developed what we believe is a solution that will operate under refrigerated temperature storage conditions for 24 hours. Our next step will be to continue our tests to progressively longer periods of time using this solution. Our goal is to extend the kidney shelf life for from up to 72 to 96 hours. We believe that the extended shelf life should enable better matching of donor kidneys to recipients.

In July 2002, we received our first patent on our technology and methodology for preserving blood platelets. We also filed a provisional patent application in
June 2001 to cover our improved platelet preservation methods.   We will
seek strategic alliances with companies that have the capability to provide technical and clinical expertise as well as financial and marketing expertise to leverage our current expertise in these areas.

We also plan to relocate our research and development facility from its current location in Russia to a more suitable location in that country to accommodate more equipment and personnel, and intend to establish a central administrative facility in the U.S. within the next six to nine months.

Results of Operations

     Year Ended December 31, 2002 Compared To Year Ended December 31, 2001

Revenues. We did not generate any revenue in the years ended December 31, 2002 and 2001, and have not generated revenues since our inception in February 1998, as our focus to date has been on the research and development of products. We are a development stage company in the fifth year of research and development activities, and do not anticipate receiving revenue until we complete product development and clinical testing.

General and Administrative Expenses.   General and administrative expenses in
the year ended December 31, 2002 were $1,863,700, an increase from $1,580,700 for the year ended December 31, 2001. The increase was due primarily to an increase in personnel and salaries This increase was partially offset by decreases in stock based compensation. In the past, most of our staff worked for under market rate compensation or had to accrue pay for extended periods of time when financing was not available. As we received funding, we raised salaries to what we believe to be levels close to competitive salaries in the industry. The increase for the year ended December 31, 2002 was partially offset by decreases in stock-based compensation.

Research and Development. Our research and development expenses were $430,400 for the year ended December 31, 2002, an increase from $319,600 for the year
ended December 31, 2001   This increase was primarily due to costs incurred in
connection with our establishment of research and development facilities in Vicksburg, Michigan and San Ramon, California, the employment of a Chief Operating Officer, and expenses incurred for research and development work conducted by a third party.

Sales and Marketing Expenses. Our sales and marketing expenses for the year ended December 31, 2002 equaled $218,700, an increase from $81,000 for the year ended December 31, 2001. The increase was due to our hiring of a new Vice President of Marketing and the expansion of our promotion efforts, including entering into contracts for new investor relations programs in the United States and Europe. We also produced a corporate video piece on CD for potential investors and others, including the media, which also contributed to the increase in sales and marketing expenses in 2002. Although we continue to develop our sales and marketing efforts, we intend to expand at a measured pace until our products are ready for introduction into the market.

Interest Income and Expense. We incurred interest expense of $900 during the year ended December 31, 2002, as compared to interest expense of $229,200 in the year ended December 31 2001. The significant decrease was due primarily to interest on promissory notes issued in 2000, many of which were converted to common stock in 2001. We had interest income of $200 in the year ended December 31, 2002, as compared to no interest income in the year ended December 31, 2001. The increase in interest income in 2002 is due to increased cash on deposit.

Net Loss. As a result of the foregoing factors, our net loss decreased to $2,514,300 for the year ended December 31, 2002, from a net loss of $2,971,500 for the year ended December 31, 2001. Our net loss per share decreased to $0.14 for the year ended December 31, 2002, from $0.26 for the year ended December 31, 2001, due to an increase in 2002 in the number of shares of common stock outstanding.

         Liquidity and Capital Resources

Our operating plan for calendar year 2003 is focused on development of our products. It is our estimate that a cash requirement of $2.5 million is required to support this plan for the next twelve months. We received an aggregate of $2.2 million during the year ended December 31, 2002, which was sufficient to support our operations through 2002, and an additional $316,000 through February 21, 2003, and we are actively seeking additional funding. There can be no assurance that such financing will be available at terms favorable to us or at all. Since our inception, we have financed our operations through private and public equity placements.

We anticipate continued growth in our operations and a corresponding growth in our operating expenses and capital expenditures. We do not anticipate any revenue from operations for the next two or three years. Therefore, our success will be dependent on funding from private placements of equity securities. At the present time however, we have no agreements or other arrangements for any such private placements.

We are in the fifth year of research and development, with an accumulated loss during the development stage of $9,491,700. As of December 31, 2002, we are uncertain as to the completion date of our research and development, or if products will ever be completed as a result of this research and development
activity.    We anticipate that the funds spent on research and development activities will need to increase prior to completion of a product. Additionally, we may not be able to secure funding in the future necessary to complete our intended research and development activities.

These conditions give rise to substantial doubt about our ability to continue as a going concern. Our financial statements do not include adjustments relating to the recoverability and classification of reported asset amounts or the amount and classification of liabilities that might be necessary should we be unable to continue as a going concern. Our continuation as a going concern is dependent upon our ability to obtain additional financing from the sale of our common stock, as may be required, and ultimately to attain profitability.

The report of our independent certified public accountants, included in this Prospectus, contains a paragraph regarding our ability to continue as a going concern.

         Critical Accounting Policies

The preparation of financial statements and related disclosures in conformity with accounting principles generally accepted in the United States requires us to make judgments, assumptions and estimates that affect the amounts reported.
Note 1 of Notes to Financial Statements describes the significant accounting policies used in the preparation of the financial statements. Certain of these significant accounting policies are considered to be critical accounting policies, as defined below.

A critical accounting policy is defined as one that is both material to the presentation of our financial statements and requires management to make difficult, subjective or complex judgments that could have a material effect on our financial condition and results of operations. Specifically, critical accounting estimates have the following attributes: 1) we are required to make assumptions about matters that are highly uncertain at the time of the estimate; and 2) different estimates we could reasonably have used, or changes in the estimate that are reasonably likely to occur, would have a material effect on our financial condition or results of operations.

Estimates and assumptions about future events and their effects cannot be determined with certainty. We base our estimates on historical experience and on various other assumptions believed to be applicable and reasonable under the circumstances. These estimates may change as new events occur, as additional information is obtained and as our operating environment changes. These changes have historically been minor and have been included in the financial statements as soon as they became known. Based on a critical assessment of our accounting policies and the underlying judgments and uncertainties affecting the application of those policies, management believes that our financial statements are fairly stated in accordance with accounting principles generally accepted in the United States, and present a meaningful presentation of our financial condition and results of operations.

In preparing our financial statements to conform with accounting principles generally accepted in the United States, we make estimates and assumptions that affect the amounts reported in our financial statements and accompanying notes. These estimates include useful lives for fixed assets for depreciation calculations and assumptions for valuing options and warrants. Actual results could differ from these estimates.

We consider that the following are critical accounting policies:

        Research and Development Expenses

All research and development costs are expensed as incurred. The value of acquired in-process research and development is charged to expense on the date of acquisition. Research and development expenses include, but are not limited to, payroll and personnel expense, lab supplies, preclinical studies, raw materials to manufacture our solution, manufacturing costs, consulting, legal fees and research-related overhead. Accrued liabilities for raw materials to manufacture our solution, manufacturing costs, and patent legal fees are included in accrued liabilities and included in research and development expenses.

        Employee Stock Plans

As permitted by SFAS No. 123, "Accounting for Stock-Based Compensation," we elected to continue to apply the provisions of APB Opinion No. 25, "Accounting for Stock Issued to Employees," and related interpretations in accounting for our employee stock option and stock purchase plans. We are generally not required under APB Opinion No. 25 and related interpretations to recognize compensation expense in connection with our employee stock option and stock purchase plans. We are required by SFAS No. 123 to present, in the Notes to Financial Statements, the pro forma effects on reported net income and earnings per share as if compensation expense had been recognized based on the fair value method of accounting prescribed by SFAS No. 123.

                             BUSINESS

Human BioSystems was incorporated on February 26, 1998, in the State of California under the name "HyperBaric Systems." In November of 2002, we changed our name to Human BioSystems. We are a development stage company whose principal business objective is to develop and provide economical, non-toxic methods of extending the shelf life and improving the quality of blood platelets and other biological material, and bringing them to the market place. Our potential customers include blood banks, hospitals, clinics, and similar organizations. We have no revenue from product sales or services to date. Our development efforts and operations have been funded through equity infusions from investors and loans from shareholders.

The HBS System for Preservation of Platelets

Blood platelets are a component of whole blood that is responsible for the clotting process of blood and used by the body when a person has an open wound from injury or surgery. The majority of platelets, however, are required by cancer patients who have undergone chemotherapy treatments, a process that destroys platelets. In order to restore the platelets, continuous transfusions are given to patients until the body is able to restore normal platelet counts. It is therefore desirable to have platelets that circulate for more than a few hours after transfusion.

Current blood platelet storage practices used in blood banks promote bacteria growth and the quality degrades over time because platelets are stored at room temperature. Using these practices, platelets can be preserved for only five days.

One test marker used to predict platelet survival after infusion is the morphology or the platelet shape. Platelets that maintain their discoid shape are more likely to survive longer after transfusion than platelets that change their shape. Historically, platelets stored at refrigerated temperatures for more than a few hours change their shape from discoid to spherical. It has been found that such platelets are removed from circulation by the body within hours after a transfusion and thus are not acceptable for cancer patients who have undergone chemotherapy.

We are developing a process whereby platelets are refrigerated at slightly above the freezing point of water and stored there until needed. Recent tests show that up to 68% of the starting population of platelets remain discs after 24 hours of refrigeration. Our goal is to store refrigerated platelets for 7 days to 9 days and retain at least 50% discs. Tests are continuing to meet this goal. If the technology is proven through further testing and granted FDA approval, it should be considered unique and revolutionary. We are targeting blood banks and hospitals as our main customers in the worldwide markets. We are also seeking possible alliances and licensees.

Using our Platelet Preservation System, blood platelet preservation is achieved by storing the platelets under refrigeration utilizing a proprietary process and solution to maintain cell function viability and morphology. The objective of our technology is to maintain high quality platelets for a longer period of time than is currently possible using conventional methods.

In July 2002, we received our first patent on the technology and methodology for preserving blood platelets. This patent, U.S. 6,413,713, B1, is titled "Method for Preserving Blood Platelets". We applied for another patent in February 1999 covering processes and solutions to facilitate blood platelet preservation. In June 2001, we filed a provisional patent entitled "Preservation of Blood Platelets at Cold Temperatures" to cover our improved platelet preservation methods. We anticipate filing additional patent applications relating to platelet preservation during the next twelve months of operation, which should strengthen our competitive position in the platelet preservation marketplace.

We are continuing the development of our Platelet Preservation System, a proprietary technology that extends the shelf life of blood platelets beyond the current five-day period. It is our goal to increase this time from five to seven or nine days and longer while preserving platelet quality and keeping bacterial growth to a minimum. We believe that even longer platelet storage periods could be achieved using hydrostatic pressure to prevent platelets from freezing under sub-zero temperatures. Further research is required to establish the protocol and storage times under these conditions. The storage and preservation of organs such as the kidney, liver and heart will be considered using the same techniques used in the preservation of platelets; however, we anticipate that the solution and process will vary for each organ type.

The HBS System for Preservation of Organs

We believe that our basic approach used to store platelets can also be applied to the preservation of organs such as the kidney, heart and liver. The hyperbaric chamber could be an instrumental part of our ability to store organs at sub-zero temperatures to prevent freezing even at freezing temperatures. Using this approach, we have been performing kidney preservation experiments on small animals at our Michigan research facility over the past year. Our goal has been to develop a preservation solution that will preserve the kidneys prior to transplantation for up to 72 hours or more and still maintain function after transplantation. Our most recent kidney preservation experiments on rats at our Michigan research facility have indicated progress toward that goal; however, we have not attempted as yet to extend the preservation period beyond 24 hours. Test results to date indicate that our solution compares favorably to the current solution used in the U.S. for organ preservation.

Operations and Facilities

During the initial months following our incorporation, we recruited key members of the management and technical team, conducted market research and established our basic infrastructure and operating plan. At December 31, 2002, we had eight employees in the U.S. and 11 at our research facility in Russia.

In August 1998, we established a branch office in Krasnoyarsk, Russia, where we conduct research and development for platelet preservation. Krasnoyarsk was chosen to take advantage of the availability of low cost technical expertise and materials such as titanium, and also because two members of our team, Dr. Vladimir Serebrennikov, Director of Research and Mr. Leonid Babak, Branch Chief of Russian Operations, reside there.

The Russian government has placed no restrictions on our ability to operate our business, hire employees in Russia, and freely transport our assets from Russia to the U.S. without any assessment or payments to the Russian Federation. There are no material restrictions or regulations to which we are subject in Russia as a result of our activities there. Conducting operations in Russia does not affect FDA approval or our proposed business activities in the United States, because no clinical trials are or will be conducted there.

While limited platelet experiments have been conducted under contract at the Sacramento Blood Foundation in California in prior years, we accelerated testing efforts in 2001 to validate the results obtained at our Russian facility. In September 2002, Puget Sound Blood Center agreed to conduct human blood platelet research studies utilizing our platelet preservation technologies. The preliminary studies leading to human infusion began in October of 2002, and are ongoing. We have made certain changes in our solution in order to prepare for human infusion. See "Business - Test Results" for more information.

In August 2002, we opened scientific research offices in San Ramon, California for our engineering, scientific, and planning personnel. We have additional space reserved for an engineering and scientific laboratory as well as space for additional personnel for future expansion.

Research and Development

We have developed a research and development strategy that considers the FDA and international approval processes and their impact on bringing a product to market. Based on these constraints, we have developed a research and development plan that requires multiple developments being conducted at the same time.

We have developed a three-phase strategy, with estimated time requirements for the research and development and market introduction of products. The first phase starts with the creation of a platelet preservation product that will store platelets under refrigeration for seven to nine days using our proprietary
solution by itself.   The second phase is the market introduction of our
Platelet Preservation System utilizing our hyperbaric container if longer preservation times are required. Our third phase is to find a viable alternative to the current organ preservation methods with both solution under refrigeration
and a complete system at sub-zero temperatures.   We are currently in the first
phase of our strategy, and are anticipating advancing through this phase for the foreseeable future.

Governmental approval for human testing will be required for each of these three phases of development. Our plan is to obtain the necessary approvals for each phase.

Platelet Preservation - Refrigeration

Our platelet preservation plan starts with a platelet preservation product using our solution by itself. We have been able to successfully store platelets for ten days at refrigerated temperatures, which is considered to be a major milestone in the cold storage of platelets. Our technology has been validated by an independent test facility in the U.S., and we began the process leading to testing of human infusion in September 2002. Currently the industry stores platelets at ambient temperature for a maximum of five days, an FDA-imposed
limit due to historic bacterial infection of the platelets.   In July 2002, we
entered into a development and supply contract with MMR Technologies of Mountain View, California, to build a computerized blood platelet cooling instrument. In October of 2002, we began preliminary tests of a prototype of this device, which is designed to cool the platelets prior to storage to help extend the shelf life of platelets for blood banks and hospitals. The prototype unit was delivered to us in January 2003. Preliminary tests are now being conducted prior to actual tests using platelets. Required modifications to the systems have been noted and tests are continuing. We anticipate that these modifications will be made and tests conducted on platelets in the first quarter of 2003.

Platelet Preservation - Sub-Zero Storage

This development is intended to result in longer storage times for platelets, combining the use of proprietary solutions, sub-zero temperatures and high pressure. It is our goal to develop a storage method that will preserve the viability of platelets with little or no bacterial growth for a period greater than 13 days. This will provide the medical community with a new and economical method for long-term platelet storage, thereby reducing the current loss of product. The successful implementation of refrigerated platelets at nine days or beyond may eliminate the need for sub-zero stored platelets for most blood center needs.

Organ Preservation

This effort will incorporate storage of organs involving experiments with animal organs to demonstrate our ability to harvest, store and transplant organs. The goal is to achieve a level of physical condition and viability of these organs that is equal to or superior to present storage methods and storage times. In addition, we plan to develop a process that will reduce the need for anti-rejection drugs after transplantation. The development process will include the development of proprietary solutions, cooling methods and possibly the use of chambers to protect organs from freezing at sub-zero storage temperatures.

Test Results

Non-clinical experiments and tests of platelet preservation and other research and development activities, are being conducted in Russia and Vicksburg,
Michigan.   We are continuing to conduct experiments to find the optimal conditions of storage at refrigerated temperatures. We have been able to achieve up to 24 hours of refrigerated storage of platelets with up to 68% retaining their original disc shape. Up to 13% of the platelets remain discs after five days of storage. Subsequent tests indicated very little disc loss after the first 24 hours of storage, where disc percentage remained essentially constant for 72 hours, which was the limit of these particular tests. We subsequently demonstrated that platelets stored using our technology under refrigeration for ten days still remain functional, with a platelet survival rate of up to 78% and 20% maintaining full functionality.

Pre-human infusion tests are continuing in the United States, as certain changes to our solution were required before commencing human infusion. These changes include the need to sterilize our preservation solution using approved methods acceptable for infusion, and the removal of suspended particulants from our preservation solution. The sterilization issue has been resolved. We also recently were successful in the removal of particulants from our preservation solution after procedures were implemented at another blood center in California used by us for such experiments. Tests will resume immediately on this "clarified" solution. We have also performed very limited tests using substitute solutions that are clear; however, it appears that certain test markers show less favorable results than the results achieved at our facility in Russia. We are currently working on the correlation of results between our Russian and United States research facilities and on the separation of platelets from the solution prior to radioactive tagging, and we believe that the issues remaining prior to human infusion will be resolved by the end of the second quarter of 2003.

Our most recent test efforts have been directed toward the refinement of our platelet preservation technology before we commence human studies and an application for approval from the FDA. In September 2002, Puget Sound Blood Center agreed to conduct human blood platelet research studies utilizing our platelet preservation technologies. The preliminary studies leading to human infusion began in October of 2002. The preliminary studies are required to assure all steps in the process are compatible with human infusion, including sterility and safety. We are concurrently conducting tests at our facility in Russia and at the Sacramento Blood Foundation to resolve certain pre-infusion issues, as discussed above.

Product Development

We have engaged Quintiles, Inc., an international regulatory consulting firm, to assist with planning and managing the regulatory approval process. This firm specializes in the design and implementation of regulatory strategies, including experiment design and monitoring. We have used their services from time to time, but thus far we have used Quintiles only on a limited basis, as we have not yet started clinical trials. We anticipate that Quintiles' participation will increase as we meet with the FDA to proceed with clinical trials.

As an overall strategy, we intend to apply for approval for our products while limiting the system claims for our Platelet Preservation System and to progressively expand them as FDA and/or EU approval is granted for each succeeding claim. Our intention is to apply for approval in the U.S., Western European countries and Japan as the primary markets for our platelet preservation product. However, we believe that our first product sales efforts will be directed towards countries in South America, Mexico and other countries that have fewer regulatory restrictions than the U.S, so as to provide a shorter time to market.

Distribution, Sales and Customers

It is our intent to market our platelet preservation products to blood centers and hospitals through established medical specialty dealers and distributors or strategic partners who manufacture and market products to blood centers and hospitals. Similar strategies will be employed for other future preservation products. As we are in the development stage of operations, we currently have no customers and dependency on particular customers cannot be anticipated at this time.

Sources and Availability of Raw Materials

Since we are in the development stage, we have not yet begun to manufacture our products. Our products, as manufactured, should not use any exotic or hard to find raw materials and we believe that suppliers can be identified. We are constantly reviewing the materials used in the development process, with particular attention to availability and future cost. We cannot currently anticipate what the availability of materials and suppliers will be at the time our products enter production.

Our Disposable Phemtest Test System

On September 1, 1998, we entered into a purchase agreement with Paul Okimoto, one of our officers and directors, acquiring all patent rights owned by Mr. Okimoto to a disposable test device called Phemtest. As consideration for the assignment of these patent rights, we paid $1,375 to a law firm as a patent maintenance fee to ensure that the patents would remain in force. We also agreed to pay Mr. Okimoto royalties of 5% of gross sales of Phemtest for the next five years. The first $16,000 in royalty payments are to be paid to a law firm to be designated by Mr. Okimoto, the next $75,000 in royalties are to be paid to Mr. Okimoto in shares of our common stock, valued at $2.00 per share, and the remaining royalties to be paid to Mr. Okimoto, if any, are to be paid in cash. To date, no royalties have been earned or paid for Phemtest. The Phemtest product, a disposable vaginal disease test device for women, was developed during the early 1980s and the first patent application was filed in 1985. It is based on the pH level reading of the vaginal tract to determine the presence of bacterial infection. A pH reading of higher than 4.5 is an indication that a pathology exists and that the patient should see a physician for precise diagnosis and treatment. The prototype has a retractable tip that can be extended well into the vestibule of the vagina.

Our product development efforts remain focused on our Platelet Preservation System. Therefore we intend to find a suitable licensee who is capable of completing the steps necessary to manufacture and market the Phemtest product. To date, we have not located such a licensee, and there can be no assurance that a licensee will be obtained, or that we can negotiate a license on favorable terms. FDA approval of the Phemtest product will also be required; we have not commenced the testing process required for such approval. As of February 2003, we have not signed any agreement with any potential licensee, as our focus remains on our core business of preserving blood platelets and organs.

Competition

As a development stage company, we are entering a biological material preservation market that is presently addressed by large companies with extensive financial resources. Those companies include DuPont and Baxter, among others. Smaller companies with which we may compete include LifeCell for platelet preservation, Cerus for viral inactivation for platelets and other blood products and Cryo Life for preserving heart valves by cryo- preservation. Most of the above competitors have significantly greater financial resources, technical expertise and managerial capabilities than we currently possess.

LifeCell Corporation has developed technology for preserving a variety of cell types including platelets and red blood cells, and is attempting to obtain FDA approval for extending the storage time of blood platelets using cryo-preservatives. Cerus Corporation has developed a viral inactivation product for platelets that is intended to eliminate or reduce viral testing requirements. This product is now in clinical trials. These products if approved could have a material adverse impact on the market for extending platelet storage times using our technology. We believe that most, if not all, of our competitors use toxic chemicals such as Dimethyl Sulfoxide (DMSO) to preserve platelets, and store organs and other biologic material. It is our intent to achieve longer preservation of such material and provide higher quality material by using non-toxic solutions and by storing the biologic material at refrigerated temperatures for moderate storage times and below the freezing point of water, without destroying the cellular integrity of the material, for longer storage times. We also believe that our approach will be inexpensive in comparison to alternative preservation methods because the toxic solutions used by our competition must be removed from the material before use in most cases. The solution we use for platelet preservation is intended to be directly usable.

Intellectual Property

We consider our intellectual property to be a key cornerstone and asset of our business. As such, the intellectual property, which consists of patents, patent applications, trade secrets, copyrights and know-how, will be both developed and protected. We plan to gain wide protection for our intellectual property worldwide by patent and trademark filings in major foreign markets as well as the careful protection of trade secrets through contracts and procedures.

Prior to the formation of our company, Vladimir Serebrennikov, our Technical Director of Research and Development, conducted independent research over a ten-year period, involving research concerning the preservation of biologic material using high pressure. After we were formed on February 26, 1998, the knowledge he gained was applied to the preservation of blood platelets, our primary market focus. New methods were developed in the container hardware design, processes and solutions for platelets, which continue to evolve as we continue our research and development efforts.

On June 1, 1998, we were assigned the entire worldwide right, title and interest in a preservation technology applicable to, but not limited to platelets (a blood component), red blood cells, heart valves, tissue and organs. This technology concerned all of the discoveries, concepts and ideas whether patentable or not, invented and developed by Messrs. Leonid Babak and Vladimir Serebrennikov. The assignment was in exchange for our issuance of 877,500 shares of common stock to each of Messrs. Babak and Serebrennikov, valued at the time of issuance at $0.0025 per share.

Since this assignment, we have been performing further research and development on the technology assigned, and have filed one patent application and a continuation in part, as described elsewhere herein. We anticipate filing additional patents on other aspects of the technology assigned by Messrs. Babak and Serebrennikov as additional inventions are reduced to practice.

A patent covering the hardware design of the container, preservation methodologies and processes was filed by us on October 31, 1998 followed by a continuation-in-part (CIP), which was filed in February of 1999 covering our solutions and other preservation methodologies. In July 2002, we received our first patent on the technology and methodology for preserving blood platelets. This patent, U.S. 6,413,713, B1, is titled "Method for Preserving Blood Platelets". We expect that additional patents will follow for organ preservation and other biologic material as such systems are developed.

We filed an international application with the Patent Cooperation Treaty based on our U.S. patent application, designating all countries and regions, on October 12, 1999. In addition, in June 2001, we filed a provisional patent entitled "Preservation of Blood Platelets at Cold Temperatures" to cover our improved platelet preservation methods. We believe that the patent and its extensions will protect the current core technology and provide us with a long-term competitive advantage in the market.

New processes for preserving platelets were developed by us, which we have proceeded to patent. Although we believe that our methods for preserving platelets are patentable, there can be no assurance that we will be granted a patent. If such patents are not granted, this could have a material adverse effect on our ability to compete with other companies that have much greater financial and technical resources than we currently possess.

We purchased the patents for a product titled Phemtest from Paul Okimoto, an officer and director, on September 1, 1998. The patents "VAGINAL TESTING APPLICATOR AND METHOD", Patent Number 4,784,158, was issued November 15, 1988, and "BODY CAVITY SPECIMEN COLLECTING AND TESTING APPARATUS", Patent Number 4,945,921, was issued August 7, 1990. Pursuant to the purchase agreement for the patents, we paid $1,375 to the law firm of Flehr, Hohbach, Test and Herbert as a patent maintenance fee to assure that the patents would remain in force. We also agreed to pay Mr. Okimoto a royalty payment of 5% of gross sales of Phemtest for five years. The first $16,000 in royalty payments, if any, are to be paid to a law firm to be designated by Mr. Okimoto, the next $75,000 in royalties are to be paid to Mr. Okimoto in shares of our common stock, valued at $2.00 per share, and the remaining royalties to be paid to Mr. Okimoto, are to be paid in cash.

Government Regulation

The FDA and the European Union ("EU") have regulations governing the marketability of medical solutions and equipment. We have not developed our products to the level where these approval processes can be started.

We believe that all of the products currently in development will require FDA approval prior to marketing. Our initial products are at the prototype development stage and preclinical testing. We intend to submit our initial Investigational New Drug Exemption ("IND") and Investigational Device Exemption ("IDE") as soon as sufficient preclinical data is obtained. Both of the IND and IDE must be filed with the FDA prior to conducting clinical trials on human subjects. The successful completion of clinical trials is the final step toward receiving FDA approval of our product for marketing.

Our anticipated first product is a set of solutions and process to be used by blood centers to store platelets at refrigerated temperatures. As such, we must obtain regulatory approval from the FDA to market the solutions and process. In addition, if a device is required in the processing or storage of platelets, we must obtain regulatory approval from the FDA to market the device and the platelet product to be stored in our device.

We intend to pursue 510(k) approval from the FDA for our storage device, although there is a possibility that the FDA could determine that an application for a new device may be required. A 510(k) submission will require a showing of "substantial equivalence" to one or more legally marketed devices. Regulatory review of a 510(k) application should take a few months less than that for a new device application. We believe that in either case the data required would be approximately the same preclinical and clinical data demonstrating safety and efficacy.

In order for us to receive FDA 510(k) approval, we believe that we will need to show that platelets stored utilizing our device are equivalent to platelets stored using currently approved methods. We would do this by utilizing laboratory tests of platelet function and results of a clinical trial. If we determine that we will pursue new claims for platelets stored using our device, more extensive clinical trials would be necessary. We do not expect to pursue new claims initially, even if we believe that some may be supported by our research.

We currently intend to file our initial IND/IDE within the second half of 2003, if the outcome of our pre-clinical human studies is successful. Depending on the outcome of clinical trials and the claims submitted for approval, we believe that it could take as long as two to four years to obtain needed data, submit requests for marketing approval, and obtain regulatory approval or denial.

Russian regulations governing patents and procedures for ownership of patents are similar to those in the U.S., as they state that any patentable products or ideas developed through the branch personnel will be our property as long as an agreement with employees and outside sub- contract personnel stipulate that such inventions shall be assigned to us. This is similar to U.S. law. It is our practice to require that all personnel and outside contractors sign such an agreement.

The assignment of products developed or patents granted prior to any payment by us for the development of a product would require approval by the Russian government. Even though Mr. Serebrennikov holds some patents individually which could relate to our technology, we have elected not to purchase these existing patents because they have become public domain outside of Russia, and because we do not feel that they are important to our business.

As an approved medical device, our storage product must be manufactured according to Quality Systems Regulations ("QSR") and Good Manufacturing Practices ("GMP"). We intend to be in compliance with these regulations during product development. It is our plan to manufacture devices through contract manufacturers experienced in the FDA regulations and familiar with QSR
requirements and whose facilities are in compliance with QSR.   We intend to
audit all contract manufacturers to help assure proper compliance. Components of our device are comprised of usual metals, plastics, and electronic parts and should generate no unusual disposal streams.

Employees

As of December 31, 2002, we had an aggregate of 19 employees, eight in the U.S. and 11 in Russia. Our employees are currently not represented by a collective bargaining agreement, and we believe that our relations with our employees are good.

Property

We currently own no real property. Our principal address as reported herein is the residence of one of our employees. In August 2002, we opened scientific research offices in San Ramon, California for our engineering, scientific, and planning personnel. The noncancellable lease has a monthly base rent of approximately $6,500 a variable escalation rate.

 We have additional space reserved for an engineering and scientific laboratory as well as space for additional personnel for future expansion. Although the real estate leasehold market in California is highly competitive, we believe that as we require facilities in California we will be able to find such available facilities at a reasonable cost.

Our primary research and development effort is conducted at our facility in Kransnoyark, Russia. We employ 11 people at that facility, including researchers
and support personnel.   We also have one employee and one consultant at our
Michigan research facility conducting organ preservation studies.

Legal Proceedings

On December 10, 2001, we filed a complaint entitled HyperBaric v. John A. Mattera, in the United States District Court, Northern Division, Case No.
C01-21142.   This is an action against John A. Mattera ("Mattera") for breach of contract; breach of the implied covenant of good faith and fair dealing; fraud; securities fraud; and constructive trust in connection with a stock purchase agreement that we entered into with Mattera in April 2001. Pursuant to the agreement, Mattera was to wire transfer the sum of $104,000 within 72 hours of receipt of 400,000 free trading shares of our stock to be deposited with a
clearing agent designated by Mattera.   Mattera failed to pay and refused to pay
for the shares of stock; however, the shares were cleared and released to Mattera by the clearing agent without confirmation that payment had been received by us. Thereafter, the transfer agent refused to cancel the transfer or return the shares without a court order. We are seeking damages; interest allowable by law; rescission of the agreement and return of the shares; attorneys' fees and costs incurred for the suit; punitive damages; and a preliminary injunction preventing the transferring of the shares and/or disposal
of the proceeds until termination of the litigation.   The complaint was served
on Mattera in Florida on December 28, 2001, but to date no response has been filed. A judgment was entered against Mattera in the amount of $117,447.28 on November 15, 2002, and we are attempting to execute on this judgment; however, there can be no assurance that we will be able to recover any of this amount.

On August 7, 2002, the United States Attorney for the Eastern District of New York and the Securities and Exchange Commission announced that they were bringing securities fraud charges against Harry Masuda, our Chief Executive Officer, for allegedly paying an unregistered broker an undisclosed commission in a 1999 and 2000 private placement. The allegations generally charge Mr. Masuda with the failure to adequately disclose to investors in this private placement a commission agreement with Larry Bryant, an unlicensed broker-dealer. Remedies sought in these proceedings include criminal penalties and a bar from service as an officer or director of a publicly-traded company. Although we believe that the charges are unwarranted, and that the issues involved in this matter were resolved over two years ago to the full satisfaction of all investors, there can be no assurance that Mr. Masuda will be able to continue to serve as our Chief Executive Officer in the event that the Securities and
Exchange Commission receives the remedies that it seeks.   As of February 2003,
there has been no further action or progress made in the resolution of these matters, except that we have filed motions to change the venue for these proceedings from New York to Northern California.

                            MANAGEMENT

The following table sets forth the names and positions of our directors and executive officers and other key personnel as of December 31, 2002:


 Name                       Age     Position
----------                  ----    --------------
 Harry Masuda                58      President, Chief Executive Officer, and a Director
 Paul Okimoto                67      Chairman of the Board, Secretary and Executive Vice President
 Rocky Umar                  67      Vice President, Strategic Planning
 Robert Strom                60      Vice President, Marketing and Sales
 Dr. Luis Toledo             58      Chief Medical Officer
 Dr. David Lucas             60      Scientific Director
 George Tsukuda              58      Director
 Leonid Babak                53      Branch Chief of Russian Operations
 Dr. Vladimir Serebrennikov  53      Technical Director of Research and Development
                                     for Preservation Systems
 Victor Ivashin              56      Chief Technology Officer


There is no family relationship between any of our directors and executive officers.

Each Director holds office until the next annual meeting of the shareholders or until his successor is elected and duly qualified. Executive officers are appointed by and serve at the pleasure of the Board of Directors. The following sets forth biographical information concerning our directors, executive officers and key personnel for at least the past five years:

Harry Masuda joined us in February 1998 as our Chief Executive Officer, President, and a Director. Mr. Masuda is the former president of several high tech companies including Piiceon, Inc., a manufacturer of computer peripheral products for microcomputers. Mr. Masuda also founded HK Microwave; a manufacturer of high frequency phase locked oscillators used in cellular telephone base stations, later acquired by Dynatech Corporation. Mr. Masuda received his BSEE and MSEE from San Jose State University. From October 1997 to February 1998, Mr. Masuda was a business consultant, and he served as President of International Web Exchange from July 1995 to October 1997.

Paul Okimoto joined us in February 1998 as Executive Vice President and a Director. He became our Secretary in August of 2002. Mr. Okimoto served as President of Sanhill Systems, a research and development company involved in the signal processing medical field, from 1991 to January 1998.

Luis Toledo, M.D., PhD. became our Chief Medical Officer in March 2000. Dr. Toledo is an internationally recognized authority on organ transplantation and preservation. He has authored 10 books on transplantation and related subjects, authored or co-authored 500 scientific publications, and contributed to chapters of 77 books. Dr. Toledo has held many medical staff positions including: Co-Chief, Transplantation and Director, Surgical Research at the Henry Ford Hospital and Chief, Transplantation and Director, Research at Mount Carmel Mercy Hospital. He is also currently the Director of Research at the Borgess Medical Center and is Director of the Michigan Transplant Institute. He also serves as Professor of Surgery and Director, Experimental Research Program at Michigan State University.

Rocky Umar joined us in May 1998 as Vice President of Marketing; in March 2001 he became our Vice President, Strategic Planning. Mr. Umar was an Information Systems Consultant from 1993 to April 1998. Prior to consulting, Mr. Umar served as Senior Executive for Product Management, Marketing and Sales at Cogar Corporation, and was responsible for acquisitions, marketing and sales, and planning for Singer Company, Business Machines Division. Mr. Umar was also CEO of Witek, Inc. a wireless technology company.

Robert Strom joined us in March 2001 as Vice President of Marketing and Sales. Mr. Strom started a newspaper, The Prince George Progress, in 1963 at the age of
20. After selling his publishing business seven years later, he became a partner in ACI, Inc., a New York-based cosmetics company, where he managed all sales and marketing activities. Mr. Strom subsequently founded Cosmania, an international cosmetics company that he sold to American International, Inc. in 1996.

David Lucas, Ph.D. joined us in January 1999 as Scientific Director. Dr. Lucas obtained BA and Ph.D. degrees in Microbiology and Immunology from Duke University and did postdoctoral work at Harvard Medical Center. He served as a faculty member at the University of Arizona for 16 years, where he taught medical students and graduate students. Previous industry positions were as Director of Research for American Qualex, an immunochemical company; Vice President of Protein Technology, where he developed veterinary biologic products; Vice President for Research and Technology Transfer at Children's Hospital Oakland; and President of PediaPharm Corporation, a development stage pharmaceutical products company. Dr. Lucas was President of PediaPharm from 1994 to October 1998.

George Tsukuda became a member of our Board of Directors in February 1998. Mr. Tsukuda was self-employed as a psychotherapist from 1987 to September 1996, working primarily with children doing play therapy. After terminating his practice, he worked full-time on completing his doctoral dissertation in clinical social work through Smith College School of Social Work in Northhampton, Massachusetts. Mr. Tsukuda received his Ph.D. in August of 1998. Mr. Tsukuda has also been a freelance writer since August 1998.

Leonid Babak joined us in February 1998 as Branch Chief of Russian Operations. Mr. Babak graduated with a degree in physics and mathematics from Krasnoyarsk State University in Russia. He has held various positions within the University and the Geophysics department for the Metallurgy Ministry. Mr. Babak also served as President of Sibina TK, a trading company, from 1997 to February 1998, and was President of Krasnoyarsk Marketing from 1992 to 1997.

Vladimir Serebrennikov joined us in February 1998 as our Director, Research and Development of Preservation Systems. He received a degree in physics from Krasnoyarsk State University in Russia and a doctoral degree in physics from the same university, specializing in high hydrostatic pressure research. He taught physics at Krasnoyarsk State University for a number of years and published numerous scientific papers related to high-pressure research phenomena. Dr. Serebrennikov has received a number of patents related to high-pressure storage of biological material at low temperatures.

Victor Ivashin joined us in December 2001 as our Chief Technology Officer. He received a BSEE and MSEE from the University of Nevada and was awarded a Ph.D. from the University of Poznan in Poland. Dr. Ivashin has received patents in mechanisms and fiber optics. He has 25 years of combined managerial, research and practical experience in electronics development and design and in department and company management. Dr. Ivashin speaks fluent Russian.

Committees of the Board of Directors

We do not currently have an Audit Committee, Compensation Committee or any other committee of the Board of Directors.

Directors' Compensation

Directors who are also our employees receive no additional compensation for serving on the Board. We reimburse non-employee Directors for all travel and other expenses incurred in connection with attending meetings of the Board of Directors.

Compensation Committee Interlocks and Insider Participation

We did not have a Compensation Committee or any other committee of the Board of Directors performing similar functions during the years ended December 31, 2002 and 2001. Mr. Harry Masuda, our Chief Executive Officer, participated in deliberations of the Board of Directors relating to his compensation.

Section 16(a) Beneficial Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires our officers and Directors, and persons who own more than ten percent of a class of our capital stock, to file reports of ownership and changes in their ownership with the Securities and Exchange Commission. These persons are required to furnish us with copies of all Section 16(a) forms they file.

Based solely on a review of the copies of such forms received by us, we believe that during the year ended December 31, 2002, Messrs. Masuda and Tsukuda did not timely file certain Form 4s.

EXECUTIVE COMPENSATION

The following table sets forth information concerning compensation for services in all capacities awarded to, earned by or paid to our Chief Executive Officer (the "Named Executive Officer") during the years ended December 31, 2002, 2001 and 2000. No other executive officer received cash compensation in excess of $100,000 during these years.

Summary Compensation Table (1)

                                          ANNUAL COMPENSATION
                                        ---------------------
                                         YEAR        SALARY

H. Masuda, Chief Executive Officer      2002        $214,126 (2)
                                        2001        $66,000
                                        2000        $52,000

(1) The Columns for "Bonus", "Other Annual Compensation", "Restricted Stock Awards", "Securities underlying Options/SARs", "LTIP Payouts" and "All Other Compensation" have been omitted because there is no compensation required to be reported.

(2)Includes $55,126 accrued in 2001 but not paid until 2002.

Option/SAR Grants in Last Fiscal Year

In August 2002, Harry Masuda, our Chief Executive Officer, received an option to purchase 50,000 shares of our common stock at an exercise price of $0.34 per share. The option was granted to Mr. Masuda as compensation for his service on our Board of Directors since inception, and are fully-vested. The other two Board members, Paul Okimoto and George Tsukuda, also received options for their service. No other options or stock appreciation rights were granted to the Named Executive Officer during the year ended December 31, 2002.

Option Exercises and Year-End Option Values

In March 2002, Mr. Masuda exercised options to purchase an aggregate of 260,000 shares of our common stock at an exercise price of $0.01 per share. The options were granted to Mr. Masuda in 2001 in consideration for the cancellation of debt to Mr. Masuda for accrued but unpaid salary. No other options were exercised by Mr. Masuda during the year ended December 31, 2002, and at December 31, 2002, he did not hold any options to purchase our common stock.

Employment Agreements And Termination Of Employment And Change Of Control Arrangements

In May 1998, we entered into an employment agreement with Rocky Umar, employing him as our Vice President of Marketing for a minimum term of one year for a salary ranging from $2,000 per month to $10,000 per month, depending upon performance. This agreement also includes the payment of a commission equal to one percent of our sales in excess of $1,500,000 over a consecutive six-month period, not to exceed a $100,000 commission per 12-month period. Mr. Umar was also granted an option to purchase 200,000 shares of restricted common stock at $.025 per share pursuant to our Statutory Incentive Stock Option Plan. Mr. Umar is also eligible for a bonus of up to $5,000 after the first year of employment, for the sole purpose of exercising the stock options.

In January 2000, we entered into an employment agreement with Leonid Babak, providing for his employment as the Branch Chief of Russian Operations for a minimum one-year term. The agreement provides for a salary of $500 per month, which salary may be adjusted, and $700 per month in additional benefits.

In January 2000, we entered into an employment agreement with Vladimir Serebrennikov, employing him as the Technical Director of Preservation Systems for a minimum one-year term. The agreement provides for the payment to Mr. Serebrennikov of $500 per month, which salary may be adjusted, with a bonus of $25,000 upon the successful completion of project milestones set forth in the employment agreement.

In March 2000, we entered into an employment agreement with Dr. Luis Toledo, employing him as our Chief Medical Officer for a minimum term of one year. The agreement provides for a base salary of $6,000 per month, which may be adjusted based on our ability to raise defined amounts of capital. In addition, we granted to Dr. Toledo an option to purchase 75,000 shares of our common stock at an exercise price of $1.50 per share, and continued in effect options granted pursuant to a consulting agreement that we entered into in May 1998 with Dr. Toledo.

In March 2001, we entered into an employment agreement with Robert E. Strom to serve as our Vice President of Sales and Marketing for a minimum term of one year. Mr. Strom receives a base salary of $10,000 per month, which may be increased based on our ability to raise defined amounts of capital or earn defined revenues during any 12-month period. Mr. Strom is also eligible for a bonus based on performance milestones. In addition, he was granted an option to purchase 150,000 shares of our common stock at an exercise price of $0.23 per share pursuant to our Statutory Incentive Stock Option Plan, and an option to purchase 150,000 shares of our common stock at an exercise price of $0.10 per share pursuant to our Non-Statutory Incentive Stock Option Plan.

In December 2001, we hired Victor Ivashin to serve as our Chief Technical Officer for Hardware and Software. Dr. Ivashin received a starting salary of $8,500 per year, and was granted an option to purchase an aggregate of 75,000 shares of our common stock with an exercise price equal to the fair market value of the stock on the date of grant.

Limitation of Liability and Indemnification

Our articles of incorporation and by-laws provide for indemnification of our officers and directors to the fullest extent permissible under California law. Additionally, we have entered into indemnification agreements with each of our officers and Directors, and therefore purchasers of these securities may have a more limited right of action than they would have except for this limitation in the articles of incorporation and by-laws. These agreements provide, in general, that we shall indemnify and hold harmless such directors and officers to the fullest extent permitted by law against any judgments, fines, amounts paid in settlement, and expenses, including attorneys' fees and disbursements, incurred in connection with, or in any way arising out of, any claim, action or proceeding against, or affecting, such directors and officers resulting from, relating to or in any way arising out of, the service of such persons as our directors and officers.

On August 7, 2002, the United States Attorney for the Eastern District of New York and the Securities and Exchange Commission announced that they were bringing securities fraud charges against Harry Masuda, our Chief Executive Officer, for allegedly paying an unregistered broker an undisclosed commission in a 1999 and 2000 private placement. The allegations generally charge Mr. Masuda with the failure to adequately disclose to investors in this private placement a commission agreement with Larry Bryant, an unlicensed broker-dealer. Remedies sought in these proceedings include criminal penalties and a bar from service as an officer or director of a publicly-traded company. Although we believe that the charges are unwarranted, and that the issues involved in this matter were resolved over two years ago to the full satisfaction of all investors, there can be no assurance that Mr. Masuda will be able to continue to serve as our Chief Executive Officer in the event that the Securities and Exchange Commission receives the remedies that it seeks.

We currently do not have directors' and officers' liability insurance to defend and indemnify directors and officers who are subject to claims made against them for their actions and omissions as directors and officers. We intend to purchase this insurance when funds are available.

To the extent provisions of our articles of incorporation provide for indemnification of directors for liabilities arising under the Securities Act of 1933 or the Securities Exchange Act of 1934, those provisions are, in the opinion of the Securities and Exchange Commission, against public policy and therefore are unenforceable.

                    RELATED PARTY TRANSACTIONS

The following describes transactions to which we were or are a party and in which any of our directors, officers, or significant stockholders, or members of the immediate family of any of the foregoing persons, had or has a direct or indirect material interest.

In May 1998, we entered into an employment agreement with Rocky Umar, employing him as our Vice President of Marketing for a minimum term of one year for a salary ranging from $2,000 per month to $10,000 per month, depending upon performance. This agreement also includes the payment of a commission equal to one percent of our sales in excess of $1,500,000 over a consecutive six-month period, not to exceed a $100,000 commission per 12-month period. Mr. Umar was also granted an option to purchase 200,000 shares of restricted common stock at $.025 per share pursuant to our Statutory Incentive Stock Option Plan. Mr. Umar is also eligible for a bonus of up to $5,000 after the first year of employment, for the sole purpose of exercising the stock options.

In June 1998, we entered into an employment agreement with Vladimir Serebrennikov, employing him as the Technical Director of Preservation Systems for a minimum one-year term. The agreement provides for the payment to Mr. Serebrennikov of $400 per month, which salary may be adjusted, with a bonus of $25,000 upon the successful completion of project milestones set forth in the employment agreement. On the same date, we entered into an Agreement of Assignment of Patent and Technology with Mr. Serebrennikov, wherein Mr. Serebrennikov assigned to us the entire worldwide right, title and interest in and to his technology for preserving and transporting biologic and non-biologic material and in and to all of his discoveries, concepts and ideas, whether patentable or not. Pursuant to this agreement, Mr. Serebrennikov received 877,500 shares, valued at $0.0025 per share, of our restricted common stock.

In June 1998, we entered into an employment agreement with Leonid Babak, providing for his employment as the Branch Chief of Russian Operations for a minimum one-year term. The agreement provides for a salary of $400 per month, which salary may be adjusted, with a bonus of $5,000 upon the successful completion of project milestones set forth in the employment agreement. On the same date, we also entered into an Agreement of Assignment of Patent and Technology with Mr. Babak. Mr. Babak assigned to us the entire worldwide right, title and interest in and to his technology for preserving and transporting biologic and non-biologic material and in and to all of his discoveries, concepts and ideas, whether patentable or not. Pursuant to this agreement, Mr. Babak received 877,500 shares, valued at $0.0025 per share, of our restricted common stock.

On May 28, 1998, we entered into a Consultant Agreement with Dr. Luis Toledo, whereby Dr. Toledo was appointed to our advisory board for a minimum term of one year. The agreement also provides for a payment to Dr. Toledo of a commission equal to five percent of all sales within the organ transplant market for a five-year period from the date of the agreement, so long as Dr. Toledo remains a consultant and advisory board member. This commission is limited to a total of $1,000,000. Dr. Toledo has also been granted options to purchase 200,000 shares of restricted common stock at $.025 per share pursuant to our Non-Statutory Incentive Stock Option Plan, and is eligible for a bonus of up to $5,000 after the first year as a consultant and advisory board member up to the expiration of the stock options for the sole purpose of exercising the stock options.

On June 24, 1998, we invited Eric Slayton, President of Global Healthcare, to be a member of our advisory board. We granted to Mr. Slayton an option to purchase 40,000 shares of restricted common stock at $.025 per share pursuant to our Non-Statutory Incentive Stock Option Plan.

We purchased the patents for a product titled Phemtest from Paul Okimoto, an officer and director, on September 1, 1998. The patents "VAGINAL TESTING APPLICATOR AND METHOD", Patent Number 4,784,158, was issued November 15, 1988, and "BODY CAVITY SPECIMEN COLLECTING AND TESTING APPARATUS", Patent Number 4,945,921, was issued August 7, 1990. Pursuant to the purchase agreement for the patents, we paid $1,375 to the law firm of Flehr, Hohbach, Test and Herbert as a patent maintenance fee to assure that the patents would remain in force. We also agreed to pay Mr. Okimoto a royalty payment of 5% of gross sales of Phemtest for the next five years. The first $16,000 in royalty payments are to be paid to a law firm to be designated by Mr. Okimoto, the next $75,000 in royalties are to be paid to Mr. Okimoto in shares of our common stock, valued at $2.00 per share, and the remaining royalties to be paid to Mr. Okimoto, if any, are to be paid in cash.

In December 2001, we hired Victor Ivashin to serve as our Chief Technical Officer for Hardware and Software. Dr. Ivashin received a starting salary of $8,500 per year, and was granted an option to purchase an aggregate of 75,000 shares of our common stock with an exercise price equal to the fair market value of the stock on the date of grant.

                     PRINCIPAL SHAREHOLDERS

The following table sets forth information with respect to the beneficial ownership of our common stock as of April 9, 2003, by each person or group of affiliated persons who we know beneficially owned 5% or more of our common stock, each of our directors, and all of our directors and executive officers as a group. All of the share numbers are calculated to include the effect of a one to four stock split, effective July 21, 1998.

Unless otherwise indicated in the footnotes to the table, the following individuals have sole vesting and sole investment control with respect to the shares they beneficially own. The amount of shares owned by each shareholder in the following table was calculated pursuant to Rule 13d-3(d) of the Exchange Act. Under Rule 13d-3(d), shares not outstanding which are subject to options, warrants, rights or conversion privileges exercisable within 60 days are deemed outstanding for the purpose of calculating the number and percentage owned by each other person listed. The total number of outstanding shares of common stock at April 9, 2003, was 26,491,841.


Name and Address
Principal Shareholders           Number of  Shares Owned     Percent of Shares Outstanding
-----------------------        --------------------------   -----------------------------
Harry Masuda
1127 Harker Avenue
Palo Alto, CA 94301                  1,238,800                      4.7%

YN Faarkaghyn Shiaght Lorne;
House Trust Limited(1)
669 35th Street
Richmond, CA 94805                    917,500                       3.5%

Paul Okimoto (2)
669 35th Street
Richmond, CA  94805                   121,111                        *


Meiswinkel Investment Group, L.P.(3)
2060 Newcomb Avenue
San Francisco, CA 94124             6,710,019                      25.0%

George Tsukuda (4)
3729 McBeth Drive
San Jose, CA 95127                    529,282                       2.0%

Victor Ivashin (5)
3645 Midway Dr.
Santa Rosa, CA 95405                  465,000                       1.7%

David Lucas (6)
686 Los Palos Dr.
Lafayette, CA 94549                   322,222                       1.2%

Robert Strom (7)
89 Via Bella
Rancho Mirage, CA 92270               443,714                       1.7%

All Officers and Directors as
a Group (nine persons)(8)           2,257,847                      24.2%

(1) Paul Okimoto, an officer and director of the Company, acted as Trustee in receiving and forwarding these shares to YN Faarkaghyn Shiaght Lorne House
Trust Limited, for the benefit of Mark Tameichi Okimoto, Michael Akira Okimoto,
Eric Yoshiro Okimoto, Daryl Takashi Okimoto, Mary T. Hernandez and Betty
Yamaguchi. The permanent Trustee is Ronald Buchanan of Lorne House Management
Ltd.  Mr. Okimoto expressly disclaims beneficial ownership of said shares.

(2) Includes warrants to purchase 111,111 shares of common stock and options to purchase 50,000 shares of common stock exercisable within 60 days of April 9, 2003.

(3) Includes warrants to purchase 300,000 shares of common stock exercisable within 60 days of April 9, 2003.

(4) Includes warrants to purchase 21,600 shares of common stock and options to purchase 112,000 shares of common stock exercisable within 60 days of April 9, 2003.

(5) Includes warrants to purchase 105,000 shares of common stock exercisable within 60 days of April 9, 2003.

(6) Includes warrants to purchase 22,222 shares of common stock and options to purchase 300,000 shares of common stock exercisable within 60 days of April 9, 2003.

(7) Includes options to purchase 340,000 shares of common stock exercisable within 60 days of April 9, 2003.

(8) Includes warrants to purchase 540,000 shares of common stock and options to purchase 798,000 shares of common stock exercisable within 60 days of April 9, 2003.



        As indicated in the table above, our executive officers and directors
beneficially own, in the aggregate, 24.2% of our outstanding common stock.   As
a result these stockholders may, as a practical matter, be able to influence all matters requiring stockholder approval including the election of directors, merger or consolidation and the sale of all or substantially all of our assets. This concentration of ownership may delay, deter or prevent acts that would result in a change of control, which in turn could reduce the market price of our common stock.

                   DESCRIPTION OF CAPITAL STOCK

        The descriptions in this section and in other sections of this prospectus of our securities and various provisions of our articles of incorporation and our bylaws are descriptions of the material terms of our securities. Our articles of incorporation and bylaws have been filed with the Securities and Exchange Commission as exhibits to this registration statement of which this prospectus forms a part.

Common Stock. Our authorized capital stock consists of 45,000,000 shares of common stock, no par value per share. The holders of common stock (i) have equal ratable rights to dividends from funds legally available therefore, when, as and if declared by the Board of Directors of the Company; (ii) are entitled to share ratably in all of the assets of the Company available for distribution or winding up of the affairs of the Company; (iii) do not have preemptive subscription or conversion rights and there are no redemption rights applicable thereto; and (iv) are entitled to cumulative voting on all matters which shareholders may vote on at all meetings of shareholders. The holders of shares of our common stock have cumulative voting rights pursuant to the California General Corporation Law. Upon the effective election of cumulative voting by any shareholder, each shareholder entitled to vote at any election of directors may cumulate such shareholder votes and give one candidate a number of votes equal to the number of directors to be elected multiplied by the number of votes to which the shareholder's shares are normally entitled, or distribute the shareholder's votes on the same principle among as many candidates as the shareholder sees fit.

To date, we have not paid or declared any dividends and we have no intention of declaring or paying any dividends in the foreseeable future. If we decide to pay dividends, that decision will be made by our Board of Directors, which will likely consider, among other things, our earnings, our capital requirements and our financial condition, as well as other relevant factors.

Preferred Stock. Our authorized capital stock consists of 5,000,000 shares of preferred stock. Our board of directors has the authority to determine the rights, preferences and priveleges of any series or class of preferred stock. At this time, we have no shares of preferred stock issued and outstanding, and we have no plans to issue any preferred stock at this time.

                  SHARES ELIGIBLE FOR FUTURE SALE

        On April 9, 2003, 26,491,841 shares of our common stock were outstanding, and 3,338,300 shares of common stock were subject to outstanding warrants and options granted under our Stock Option Plans and otherwise. Of the outstanding shares, 14,568,841 shares of common stock are immediately eligible for sale in the public market without restriction or further registration under the Securities Act of 1933, as amended (the "Act") unless purchased by or issued to any "affiliate" of ours, as that term is defined in Rule 144 promulgated under the Act. All other outstanding shares of our common stock are "restricted securities" as such term is defined under Rule 144, in that such shares were issued in private transactions not involving a public offering and may not be sold in the absence of registration other than in accordance with Rules 144, 144(k) or 701 promulgated under the Act or another exemption from registration.

        In general, under Rule 144 as currently in effect, a person, including an affiliate, who has beneficially owned shares for at least one year is entitled to sell, within any three-month period commencing 90 days after the date of this prospectus, a number of shares that does not exceed the greater of one percent of the then outstanding shares of our common stock or the average weekly trading volume in our common stock during the four calendar weeks preceding the date on which notice of such sale is filed, subject to various restrictions. In addition, a person who is not deemed to have been an affiliate of ours at any time during the 90 days preceding a sale and who has beneficially owned the shares proposed to be sold for at least two years would be entitled to sell those shares under Rule 144(k) without regard to the requirements described above. To the extent that shares were acquired from an affiliate, such person's holding period for the purpose of effecting a sale under Rule 144 commences on the date of transfer from the affiliate.

        There has been very limited trading volume in our common stock to date. Sales of substantial amounts of our common stock under Rule 144, this prospectus or otherwise could adversely affect the prevailing market price of our common stock and could impair our ability to raise capital through the future sale of our securities.

                       PLAN OF DISTRIBUTION

        We are offering 10,000,000 shares of common stock, using certain of our executive officers, directors and broker-dealers, on a self-underwritten, best-efforts basis. There is no minimum amount of securities that we must sell in order to receive any subscriptions. The common stock will be offered at a price of $0.20 per share. From time to time, we may offer discounts to purchasers of large amounts of our common stock. Our offering will commence on the date of this prospectus and will continue until the earlier of December 31, 2004 and the date all of the shares offered are sold, or we otherwise terminate the offering.

        If you decide to subscribe for any shares in this offering, you must execute and deliver a subscription agreement and deliver a check or certified funds in U.S. dollars to us for acceptance or rejection. Please contact Harry Masuda, President and Chief Executive Officer, at (650) 323-0943 for more information.

                           LEGAL MATTERS

        The validity of the issuance of the common stock offered hereby will be passed upon for us by Silicon Valley Law Group, San Jose, California.

                              EXPERTS

        The financial statements at December 31, 2002, and for the two years then ended, included in this prospectus have been audited by L.L. Bradford & Company, LLC, independent certified public accountants, to the extent and for the periods set forth in their report, which contains an explanatory paragraph regarding our ability to continue as a going concern, appearing elsewhere herein and in the registration statement, and are included in reliance upon such report given upon the authority of said firm as experts in auditing and accounting.

               WHERE YOU CAN FIND ADDITIONAL INFORMATION

        We have filed with the Securities and Exchange Commission a Registration Statement on Form SB-2. This prospectus, which is a part of the registration statement, does not contain all of the information included in the registration statement. Some information is omitted, and you should refer to the registration statement and its exhibits. With respect to references made in this prospectus to any contract, agreement or other document of ours, such references are not necessarily complete and you should refer to the exhibits attached to the Registration Statement for copies of the actual contract, agreement or other document. You may review a copy of the Registration Statement, including exhibits, at the Securities and Exchange Commission's public reference room at Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549 or Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661.

        The public may obtain information on the operation of the public reference room by calling the Securities and Exchange Commission at 1-800-SEC-0330.

        We will also file annual, quarterly and current reports, proxy statements and other information with the Securities and Exchange Commission. You may read and copy any reports, statements or other information on file at the public reference rooms. You can also request copies of these documents, for a copying fee, by writing to the Securities and Exchange Commission.

        Our Securities and Exchange Commission filings and the registration statement can also be reviewed by accessing the Securities and Exchange Commission's Internet site at http://www.sec.gov, which contains reports, proxy and information statements and other information regarding registrants that file electronically with the Securities and Exchange Commission.

        You should rely only on the information provided in this prospectus or any prospectus supplement. We have not authorized anyone else to provide you with different information. We are not making an offer to sell, nor soliciting an offer to buy, these securities in any jurisdiction where that would not be permitted or legal. Neither the delivery of this prospectus nor any sales made hereunder after the date of this prospectus shall create an implication that the information contained herein or our affairs have not changed since the date hereof.

                   INDEX TO FINANCIAL STATEMENTS

TABLE OF CONTENTS                                     PAGE NO.
-------------------                                 ------------
Report of Independent Certified Public Accountants.......F-1

Financial Statements

Balance Sheet............................................F-2

Statements of Operations.................................F-3

Statement of Stockholders' Equity........................F-4

Statements of Cash Flows.................................F-6

Notes to Financial Statements............................F-8-30

==============================================================


REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

To the Board of Directors and Stockholders of Human BioSystems (Formerly known as HyperBaric Systems) (A Development Stage Company) Palo Alto, California

We have audited the accompanying balance sheet of Human BioSystems (formerly known as HyperBaric Systems) (A Development Stage Company) as of December 31, 2002, and the related statements of operations, stockholders' equity, and cash flows for the years ended December 31, 2002 and 2001 and for the period from February 26, 1998 (Inception) through December 31, 2002. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Human BioSystems as of December 31, 2002, and the results of its activities and cash flows for the years ended December 31, 2002 and 2001 and for the period from February 26, 1998 (Inception) through December 31, 2002 in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 1 to the financial statements, the Company has suffered losses from operations and current liabilities exceed current assets, all of which raise substantial doubt about its ability to continue as a going concern. Management's plans in regards to these matters are also described in Note 1. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

L.L. Bradford & Company, LLC
Las Vegas, NV.
February 5, 2003

                                 HUMAN BIOSYSTEMS
                     (FORMERLY KNOWN AS HYPERBARIC SYSTEMS)
                         (A DEVELOPMENT STAGE COMPANY)
                                BALANCE SHEET
                               December 31, 2002

                                     ASSETS


Current assets
        Cash                                                            $  144,700
        Prepaid expenses and other current assets                           39,400
                                                                        ----------
                Total current assets                                       184,100

Fixed assets, net                                                            3,500
                                                                        ----------

Total assets                                                            $  187,600
                                                                        ==========
LIABILITIES AND STOCKHOLDERS' DEFICIT

Current liabilities
        Accounts payable                                                $   79,300
        Accrued liabilities                                                 22,100
        Stockholder payables                                                82,600
                                                                        ----------
                Total current liabilities                                  184,000
                                                                        ----------
Total liabilities                                                          184,000

Commitments and contingencies                                                   --

Stockholders' equity
    Preferred stock; no par or stated value; 5,000,000 shares
          authorized, no shares issued or outstanding                           --
   Common stock; no par or stated value; 45,000,000 shares
           authorized, 23,834,200 shares issued and
           23,068,700 shares outstanding                                 9,893,600
        Other receivables, net                                            (398,300)
        Accumulated deficit during development stage                    (9,491,700)
                                                                        ----------
                Total stockholders' equity                                   3,600
                                                                        ----------

Total liabilities and stockholders' equity                              $  187,600
                                                                        ==========

                 See Accompanying Notes To Financial Statements


                               HUMAN BIOSYSTEMS
                     (FORMERLY KNOWN AS HYPERBARIC SYSTEMS)
                         (A DEVELOPMENT STAGE COMPANY)
                            STATEMENTS OF OPERATIONS

                                                                                                             February 26, 1998
                                                                   Year ended                               (Inception) Through
                                                                December 31, 2002           2001             December 31, 2002
                                                                ---------------        -----------           -----------------

Revenue                                                           $         --        $         --             $          --

Operating expenses
        General and administrative
                Stock based compensation                               398,500             887,300                 3,074,500
                Other general and administrative expenses            1,465,200             693,400                 3,516,500
                                                                    -----------         -----------               -----------
        Total general and administrative                             1,863,700           1,580,700                 6,591,000
        Research and development                                       430,400             319,600                 1,316,000
        Sales and marketing                                            218,700              81,000                   429,700
                                                                   -----------         -----------               -----------
                Total operating expenses                             2,512,800           1,981,300                 8,336,700
                                                                   -----------         -----------               -----------
Loss from operations                                                (2,512,800)         (1,981,300)               (8,336,700)

Other income (expense)
        Loan fees                                                           --            (656,200)                 (750,000)
        Bad debt related to other receivable                                --            (104,000)                 (104,000)
        Interest income                                                    200                  --                     2,700
        Interest expense                                                  (900)           (229,200)                 (299,700)
                                                                   -----------         -----------               -----------
Loss before provision for income taxes                              (2,513,500)         (2,970,700)               (9,487,700)

Provision for income taxes                                                 800                 800                     4,000
                                                                   -----------         -----------               -----------

Net loss                                                          $ (2,514,300)       $ (2,971,500)             $ (9,491,700)
                                                                   ===========         ===========               ===========

Basic and diluted loss per common share                           $      (0.14)       $      (0.26)             $      (1.22)
                                                                   ===========         ===========               ===========
Basic and diluted weighted average
        common shares outstanding                                   18,262,400          11,646,700                 7,773,100

                 See Accompanying Notes To Financial Statements



                             HUMAN BIOSYSTEMS
                     (FORMERLY KNOWN AS HYPERBARIC SYSTEMS)
                         (A DEVELOPMENT STAGE COMPANY)
                       STATEMENT OF STOCKHOLDERS' EQUITY


                                                                                      Loan Fees
                                                  Common Stock                    Related to Options        Prepaid Consulting
                                       ----------------------------------            to Purchase             Services Paid in
                                           Shares                 Amount             Common Stock              Common Stock
                                       ----------------------------------         ------------------        ------------------
Balance at February 26, 1998
 (Date of inception)                                --             $       --         $         --              $           --

Issuance of common stock for
 services, weighted average price
 of $0.00                                    4,058,000                 10,200                   --                          --

Issuance of common stock for cash
 (net of offering cost of
 $149,000),$0.12                             1,013,600                119,000                   --                          --

Issuance of common stock in
 September 1998 in Reg. D
 offering,(net of offering
 cost of $10,600), $0.24                     1,000,000                239,400                   --                          --

Net loss                                            --                     --                   --                          --
                                            ----------              ---------              --------                  ----------
Balance, December 31, 1998                   6,071,600                368,600                   --                          --

Issuance of common stock and
 warrants for cash during 1999
 from Reg. D offering dated
 September 1, 1999(net of
 offering costs of $163,000), $1.32            287,200                379,500                   --                          --

Stock options and warrants exercised,
weighted average exercise price
of $0.01                                        31,000                    400                   --                          --

Issuance of common stock for
 services, weighted average price
 of $1.50                                        5,200                  7,800                   --                          --

Issuance of warrants in
 connection with debt
 securities                                         --                 24,800                   --                          --

Stock based compensation
 related to granting options and
 warrants                                           --                296,500                   --                          --

Net loss                                            --                     --                   --                          --
                                            ----------              ---------              --------                  ----------

Balance, December 31, 1999                   6,395,000              1,077,600                   --                          --

Issuance of common stock and
 warrants for cash during 2000
 from Reg. D offering dated
 September 1, 1999,(net of
 offering costs of $25,800),$1.32              140,100                184,400                   --                          --

Issuance of common stock and
 warrants for cash during 2000
 from Reg. D offering dated
 February 2, 2000,(net of
 offering costs of $28,100),$1.38              224,500                308,700                   --                          --

Issuance of common stock for
 cash, $0.30                                    81,200                 24,400                   --                          --

Stock options and warrants exercised,
weighted average exercise price of $0.07       390,600                 28,900                   --                          --

Issuance of common stock in
 satisfaction of promissory
 note issued as a result of
 rescission offering,$0.33                     206,700                 67,500                   --                          --

Rescission of common stock
 related to Reg. D offering
 dated September 1, 1999 and
 February 2, 2000                            (222,900)              (334,400)                    --                         --

Issuance of common stock for
 satisfaction of note payable,
 $0.37                                          13,500                  5,000                    --                         --

Issuance of common stock for
 prepaid consulting services,
 $0.37                                         907,500                335,100                    --                   (335,100)

Amortization of prepaid
 consulting services                                --                     --                    --                    139,900

Stock based compensation
 related to options and
 warrants                                           --              1,334,300                    --                         --

Loan fees related to options
 to purchase common stock                           --                750,000              (750,000)                        --

Deemed interest expense
 related to conversion
 feature of note payable                            --                 37,100                    --                         --

Current period amortization
 of loan fees related to
 options to purchase common
 stock                                              --                     --                93,800                         --

Net loss                                            --                     --                    --                         --
                                            ----------              ---------             --------                  ----------
Balance, December 31, 2000                   8,136,200              3,818,600             (656,200)                   (195,200)

Issuance of common stock
 for cash (net of offering
 costs of $111,300,$0.40                     3,224,900              1,293,100                    --                         --

Stock options and warrants
 exercised,weight average
exercise price of $0.19                        844,600                158,300                    --                         --

Issuance of common stock
 in satisfaction of
 accounts payable, $0.37                        67,600                 24,800                    --                         --

Satisfaction of accrued
 liabilities related to
 granting of warrants                               --                 18,100                    --                         --

Satisfaction of stockholder
 payables related to
 granting of warrants                               --                274,000                    --                         --

Issuance of common stock in
 satisfaction of promissory
 note issued as a result of
 rescission offering
 (including interest of
 $34,600),$0.51                                416,600                212,800                    --                         --

Issuance of common stock in
 satisfaction of convertible
 note payable - related
 party (including interest
 of $82,700),$1.06                             257,300                272,700                    --                         --

Amortization of prepaid
 consulting services                                --                     --                    --                    195,200

Issuance of common stock
 for services, weighted average
 price of $0.64                                154,600                 98,500                    --                         --

Stock based compensation
 related to granting of
 warrants and options                               --                416,600                    --                         --

Deemed interest expense
 related to conversion
 feature of note payable                            --                 55,700                    --                         --

Current period amortization
 of loan fees related to
 options to purchase common
 stock                                              --                    --                656,200                         --

Issuance of common stock
 for other receivable, $0.13                   800,000                104,000                    --                         --

Common shares due as a
 result of terminated
 consulting agreement,$0.78                    510,000                398,300                    --                         --

Issuance of common stock in
 exchange for termination
 of consulting agreement,$1.18                 150,000                177,000                    --                         --

Bad debt related to other
 receivable                                         --                     --                    --                         --

Net loss                                            --                     --                    --                         --

                                            ------------           ----------                 -------              ------------
Balance, December 31, 2001                  14,561,800              7,322,500                    --                         --

Issuance of common stock for cash
(net of offering costs of
 $159,900), $0.27                            7,809,400              2,147,300                    --                         --

Stock options and warrants exercised,
 weighted average exercise price
 of $0.01                                      280,000                  4,000                     --                        --

Issuance of common stock in satisfaction
 of promissory note issued as a result of
 rescission offering (including accrued
 interest of $7,200),$0.75                      72,100                 54,300                     --                        --

Issuance of common stock for services,
 weighted average price of $0.76               397,700                300,900                     --                        --

Stock based compensation related to granting
 of warrant and options                             --                 97,600                     --                        --

Issuance of common stock in satisfaction of
 accrued liabilities, $0.31                     54,100                 17,000                     --                        --

Common shares due from stockholder                  --                     --                     --                        --

Common shares received from stockholder
 and cancelled, $(0.47)                      (106,400)               (50,000)                     --                        --

Net loss                                            --                     --                     --                        --
                                            --------------       ------------               ------------            --------------
Balance December 31, 2002                   23,068,700           $  9,893,600              $      --             $          --


                 See Accompanying Notes To Financial Statements


                                HUMAN BIOSYSTEMS
                     (FORMERLY KNOWN AS HYPERBARIC SYSTEMS)
                         (A DEVELOPMENT STAGE COMPANY)
                 STATEMENT OF STOCKHOLDERS' EQUITY (Continued)


                                                                    Accumulated
                                                                   Deficit During             Total
                                             Other                  Development           Stockholders'
                                           Receivables                  Stage            Equity (Deficit)
                                           ----------              --------------         -------------
Balance at February 26, 1998
 (Date of inception)                        $       --               $     --               $       --

Issuance of common stock for
 services, weighted average price
 of $0.00                                           --                      --                  10,200

Issuance of common stock for cash
 (net of offering cost of $149,000),$0.12           --                      --                 119,000

Issuance of common stock in
 September 1998 in Reg. D
 offering,(net of offering
 cost of $10,600), $0.24                            --                      --                 239,400

Net loss                                            --                (272,000)               (272,000)
                                              ----------              ---------               --------
Balance, December 31, 1998                          --                (272,000)                 96,600

Issuance of common stock and
 warrants for cash during 1999
 from Reg. D offering dated
 September 1, 1999 ( net of
 offering costs of $163,000), $1.32                 --                      --                 379,500

Stock options and warrants exercised,
 weighted average price price of $0.01              --                      --                     400

Issuance of common stock for
 services, weighted average price
 of $1.50                                           --                      --                   7,800

Issuance of warrants in
 connection with debt
 securities                                         --                      --                  24,800

Stock based compensation
 related to options and
 warrants                                           --                      --                 296,500

Net loss                                            --              (1,098,200)            (1,098,200)
                                             ----------             -----------               --------

Balance, December 31, 1999                          --              (1,370,200)              (292,600)

Issuance of common stock and
 warrants for cash during 2000
 from Reg. D offering dated
 September 1, 1999,(net of
 offering costs of $25,800),$1.32                   --                       --                184,400

Issuance of common stock and
 warrants for cash during 2000
 from Reg. D offering dated
 February 2, 2000,(net of
 offering costs of $28,100),$1.38                   --                       --                308,700

Issuance of common stock for
 cash, $0.30                                        --                       --                 24,400

Stock options and warrants exercise
 price of $0.07                                     --                       --                 28,900

Issuance of common stock in
 satisfaction of promissory
 note issued as a result of
 rescission offering,$0.33                          --                       --                 67,500

Rescission of common stock
 related to Reg. D offering
 dated September 1, 1999 and
 February 2, 2000                                   --                       --               (334,400)

Issuance of common stock in
 satisfaction of note payable,
 $0.37                                              --                       --                  5,000

Issuance of common stock for
 prepaid consulting services,$0.37                  --                       --                     --


Amortization of prepaid
 consulting services                                --                       --                139,900

Stock based compensation
 related to options and
 warrants                                           --                       --              1,334,300

Loan fees related to options
 to purchase common stock                           --                       --                     --

Deemed interest expense
 related to conversion
 feature of note payable                            --                       --                 37,100

Current period amortization
 of loan fees related to
 options to purchase common
 stock                                              --                       --                 93,800

Net loss                                            --                  (2,635,700)         (2,635,700)
                                               ----------                ---------           ----------

Balance, December 31, 2000                          --                  (4,005,900)         (1,038,700)

Issuance of common stock
 for cash (net of offering
 costs of $111,300),$0.40                           --                         --            1,293,100

Stock options and warrants
 exercised,weight average
exercise price of $0.19                             --                         --              158,300

Issuance of common stock
 in satisfaction of
 accounts payable,$0.37                             --                         --               24,800

Satisfaction of accrued
 liabilities related to
 granting of warrants                               --                         --               18,100

Satisfaction of stockholder
 payables related to
 granting of warrants                               --                         --              274,000

Issuance of common stock in
 satisfaction of promissory
 note issued as a result of
 rescission offering
 (including interest of
 $34,600),$0.51                                     --                         --              212,800

Issuance of common stock in
 satisfaction of convertible
 note payable - related
 party (including interest
 of $82,700),$1.06                                  --                         --              272,700

Amortization of prepaid
 consulting services                                --                         --              195,200

Issuance of common stock
 for services, weighted average
 price of $0.64                                     --                         --               98,500

Stock based compensation
 related to granting of
 warrants and options                               --                        --               416,600

Deemed interest expense
 related to conversion
 feature of note payable                            --                        --                55,700

Current period amortization
 of loan fees related to
 options to purchase common
 stock                                              --                        --               656,200

Issuance of common stock
 for other receivable, $0.13                  (104,000)                       --                    --

Common shares due as a
 result of terminated
 consulting agreement, $0.78                  (398,300)                       --                    --

Issuance of common stock in
 exchange for termination
 of consulting agreement, $1.18                     --                        --               177,000

Bad debt related to other
 receivable                                    104,000                        --               104,000

Net loss                                            --                 (2,971,500)          (2,971,500)
                                          ------------                 -----------         -----------

Balance, December 31, 2001                   (398,300)                 (6,977,400)            (53,200)

Issuance of common stock for cash
(net of offering costs of
 $159,900), $0.27                                   --                         --            2,147,300

Stock options and warrants exercised,
 weighted average exercise
 price of $0.01                                     --                         --                4,000

Issuance of common stock in satisfaction
 of promissory note issued as a result of
 rescission offering (including accrued
 interest of $7,200),$0.75                          --                          --              54,300

Issuance of common stock for services,
 weighted average price of $0.76                    --                          --             300,900

Stock based compensation related to
 granting of warrant                                --                          --              97,600

Issuance of common stock in satisfaction
 of accrued liabilities, $0.31                      --                          --              17,000

Common shares due from stockholder             (50,000)                         --             (50,000)

Common shares received from stockholder
 and cancelled,$(0.47                           50,000                          --                  --

Net loss                                            --                   (2,514,300)        (2,514,300)
                                         -------------              -------------          -----------
Balance December 31, 2002                    $(398,300)                 $(9,491,700)      $      3,600

                 See Accompanying Notes To Financial Statements


                                HUMAN BIOSYSTEMS
                     (FORMERLY KNOWN AS HYPERBARIC SYSTEMS)
                         (A DEVELOPMENT STAGE COMPANY)
                            STATEMENTS OF CASH FLOWS


                                                                                                                February 26, 1998
                                                                       Year ended                              (Inception) Through
                                                                    December 31, 2002           2001            December 31, 2002
                                                                    -----------------        -----------        -----------------
Cash flows from operating activities:
        Net loss                                                   $    (2,514,300)      $    (2,971,500)      $    (9,491,700)
        Adjustments to reconcile net loss to net
         cash used in operating activities:
                Stock based compensation                                   398,500               887,300             3,074,500
                Depreciation                                                 2,000                 1,900                 6,300
                Deemed interest expense                                         --                55,700                92,800
                Interest expense paid in common stock                           --               117,300               117,300
                Amortization of discount and loan fees
                        on notes payable                                        --               656,200               774,800
                Bad debt related to other receivables                           --               104,000               104,000
        Changes in operating assets and liabilities:
                Change in prepaid expenses and other assets                   (200)              (30,100)              (39,400)
                Change in bank overdraft                                        --                  (500)                   --
                Change in accounts payable                                  19,800               (27,600)              104,000
                Change in accrued liabilities                              (10,100)              (64,700)               64,400
                Change in stockholder payables                            (163,000)              217,700               325,900
                                                                       -----------           -----------           -----------
                        Net cash used by operating activities           (2,267,300)           (1,054,300)           (4,867,100)
                                                                       -----------           ------------          ------------
Cash flows from investing activities:
        Purchase of fixed assets                                                --                   --                 (9,800)
                                                                       -----------           -----------           ------------
                        Net cash provided by investing activities               --                   --                 (9,800)
                                                                       -----------           -----------           ------------
Cash flows from financing activities:
        Proceeds from issuance of common stock                           2,151,300             1,451,400             4,887,400
        Proceeds from borrowing on notes payable                                --                24,000               323,100
        Principal payments on notes payable                                     --               (68,900)              (97,400)
        Principal payments on stock subject to rescission                  (21,000)              (20,500)              (41,500)
        Change in other receivables                                        (50,000)                   --               (50,000)
                                                                       -----------           -----------           -----------
                        Net cash provided by financing activities        2,080,300             1,386,000             5,021,600
                                                                       -----------           -----------           -----------

Net increase (decrease) in cash and cash equivalents                      (187,000)              331,700               144,700

Cash and cash equivalents, beginning of period                             331,700                    --                    --
                                                                       -----------           -----------           -----------

Cash and cash equivalents, end of period                           $       144,700       $       331,700       $       144,700
                                                                       ===========           ===========           ===========
Supplemental disclosure of cash flow information:
        Cash paid for income taxes                                 $           800       $           800       $         3,200
                                                                       ===========           ===========           ===========
        Cash paid for interest                                     $           900       $        10,300       $        11,700
                                                                       ===========           ===========           ===========
                 See Accompanying Notes To Financial Statements


                                HYPERBARIC SYSTEMS
                           (A DEVELOPMENT STAGE COMPANY)
                        STATEMENTS OF CASH FLOWS (Continued)


                                                                                Year ended                     February 26, 1998
                                                                                December 31,                  (Inception) Through
                                                                                   2002               2001     December 31, 2002
                                                                                ----------         ---------  -------------------
Schedule of non-cash financing activities:
        Innssuance of warrants in connection with debt securities               $      --         $      --     $     24,800
                                                                                ==========         =========      ==========
        Principal payment on note payable through the issuance                  $       --         $      --      $    5,000
              of common stock                                                    ==========         =========     ==========

        Rescission of common stock related to Reg. D offering
                dated September 1, 1999 and February 2, 2000                    $       --         $      --      $  334,000
                                                                                ==========         =========      ==========

        Issuance of common stock in satisfaction of
             promissory note issued as a result of rescission offering          $       --         $      --      $   67,500
                                                                                ==========         =========      ==========
        Issuance of common stock for prepaid consulting services                $       --         $      --      $  335,100
                                                                                ==========         =========      ==========

        Loan fees related to options to purchase common stock                   $       --         $      --     $   750,000
                                                                                ==========         =========      ==========
        Issuance of common stock in exchange for termination
                of consulting agreement                                         $       --         $ 398,300     $   398,300
                                                                                ==========         =========      ==========
        Issuance of common stock in exchange for
                other receivable                                                $       --         $ 104,000     $   104,000
                                                                                ==========         =========      ==========
        Issuance of common stock in satisfaction of
                accounts payable                                                $       --         $  24,800     $    24,800
                                                                                ==========         =========      ==========
        Satisfaction of accrued liabilities related to granting
                of warrants                                                     $       --         $  18,100     $    18,100
                                                                                ==========         =========      ==========
        Satisfaction of stockholder payables related to granting
                of warrants and options                                         $       --         $ 274,000     $   274,000
                                                                                ==========         =========      ==========
        Issuance of common stock in satisfaction of convertible
                note payable - related party (excluding interest of
                $82,700)                                                        $       --         $ 190,000     $  190,000
                                                                                ==========         =========      ==========
        Issuance of common stock in satisfaction of promissory
                note issued as a result of rescission offering (excluding
                interest of $34,600)                                            $       --         $ 178,200     $  178,200
                                                                                ==========          =========     ==========
        Issuance of common stock in satisfaction of promissory
                note issued as a result of rescission offering (excluding       $   54,300         $       --     $  54,300
                interest of $7,200)                                             ==========          =========     =========
                                                                                $   17,000         $       --     $  17,000
        Issuance of common stock in satisfaction of accrued liabilites          ==========          =========     ==========


                 See Accompanying Notes To Financial Statements

--------------------------------------------------------------------------------

                                HUMAN BIOSYSTEMS
                     (FORMERLY KNOWN AS HYPERBARIC SYSTEMS)
                          A DEVELOPMENT STAGE COMPANY
                         NOTES TO FINANCIAL STATEMENTS
--------------------------------------------------------------------------------
1.      DESCRIPTION OF BUSINESS, HISTORY AND SUMMARY OF SIGNIFICANT POLICIES

Description of business - Human BioSystems (formerly known as HyperBaric Systems) (hereinafter referred to as the "Company") is a development stage company incorporated on February 26, 1998 under the laws of the State of California. The business purpose of the Company is to develop the technology for preservation of certain biologic material, including platelets (a blood component), red blood cells, heart valves, tissue and organs. The Company is in the fifth year of its research and development activities. The Company's goal is to develop the technology to extend and maintain functionality of these materials for much longer periods of time than is currently possible. The Company's research facility is located in Krasnoyarsk, Russia.

Going concern - The accompanying financial statements have been prepared on a going concern basis, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business. The Company is in the development stage, has no operating revenue and incurred a net loss of approximately $2,514,300 for the year ended December 31, 2002. The Company is in the fifth year of research and development, with an accumulated loss during the development stage of approximately $9,491,700. As of December 31, 2002, management is uncertain as to the completion date or if the product will be completed at all.

These conditions give rise to substantial doubt about the Company's ability to continue as a going concern. These financial statements do not include adjustments relating to the recoverability and classification of reported asset amounts or the amount and classification of liabilities that might be necessary should the Company be unable to continue as a going concern. The Company's continuation as a going concern is dependent upon its ability to obtain additional financing or sale of its common stock as may be required and ultimately to attain profitability.

Management's plan, in this regard, is to raise financing of approximately $2,500,000 through a combination of equity and debt financing. Management believes this amount will be sufficient to finance the continuing research for the next twelve months. However, there is no assurance that the Company will be successful in raising such financing.

Stock split - On July 21, 1998, the Company completed a four for one stock split. All shares and per share data have been restated to reflect the stock split.

Amended Articles of Incorporation - In October 2002, a Certificate of Amendment to the Articles of Incorporation changed the name of the Company to Human BioSystems. The Certificate of Amendment to the Articles of Incorporation also changed the number of authorized shares of common stock from 50,000,000 to 45,000,000. Further, the Certificate of Amendment to the Articles of Incorporation authorized 5,000,000 shares of preferred stock, with preferences and rights to be set by the Board of Directors.

Use of estimates - The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.

Cash -The Company places its cash with high quality institutions. Accounts at each institution are insured up to $100,000 by the Federal Deposit Insurance Corporation. As of December 31, 2002, the Company's uninsured cash balance was approximately $32,600.

1.      DESCRIPTION OF BUSINESS AND SUMMARY OF SIGNIFICANT POLICIES (continued)

Fixed assets - Fixed assets are stated at cost less accumulated depreciation. Depreciation is provided principally on the straight-line method over the estimated useful lives of the assets. The cost of repairs and maintenance is charged to expense as incurred. Expenditures for property betterments and renewals are capitalized. Upon sale or other disposition of a depreciable asset, cost and accumulated depreciation are removed from the accounts and any gain or loss is reflected in other income (expense).

The Company periodically evaluates whether events and circumstances have occurred that may warrant revision of the estimated useful life of fixed assets or whether the remaining balance of fixed assets should be evaluated for possible impairment. The Company uses an estimate of the related undiscounted cash flows over the remaining life of the fixed assets in measuring their recoverability.

Research and development costs - Research and development expenditures are charged to expenses as incurred.

Advertising and marketing costs - The Company recognizes advertising and marketing costs in accordance with Statement of Position 93-7 "Reporting on Advertising Costs." Accordingly, the Company expenses the costs of producing advertisements at the time production occurs, and expenses the costs of communication advertising in the period in which the advertising space or airtime is used. Advertising costs of approximately $70,500 and $21,000 were incurred for the years ended December 31, 2002 and 2001, respectively.

Income taxes - The Company accounts for its income taxes in accordance with Statement of Financial Accounting Standards No. 109. Deferred tax assets and liabilities at the end of each period are determined using the tax rate expected to be in effect when taxes are actually paid or recovered. Valuation allowances are established when necessary to reduce deferred tax assets to the amount expected to be realized.

Stock-based compensation - The Company applies Accounting Principles Board ("APB") Opinion No. 25, Accounting for Stock Issued to Employees, and Related Interpretations, in accounting for stock options issued to employees. Under APB No. 25, employee compensation cost is recognized when estimated fair value of the underlying stock on date of the grant exceeds the exercise price of the stock option. For stock options and warrants issued to non-employees, the Company applies SFAS No. 123, Accounting for Stock-Based Compensation, which requires the recognition of compensation cost based upon the fair value of stock options at the grant date using the Black-Scholes option pricing model.

The following table represents the effect on net loss and loss per share if the Company had applied the fair value based method and recognition provisions of Statement of Financial Accounting Standards (SFAS) No. 123, "Accounting for Stock-Based Compensation", to stock-based employee compensation:

                                                2002                    2001
                                            ----------               ---------
Net loss, as reported                     $ (2,514,300)           $ (2,971,500)
Add: Stock-based employee compensation
  expense included in reported loss,
  net of related tax effects                    35,600                      --
Deduct: Total stock-based employee
  compensation expense determined under
  fair value based methods for all awards,
  net of related tax effects                  (277,800)               (108,000)
Pro forma net loss                        $ (2,272,100)           $ (2,863,500)

Net loss per common share
  Basic and diluted loss, as reported     $      (0.14)           $     (0.26)
  Basic and diluted loss, pro forma       $      (0.12)           $     (0.25)


Stock based compensation (continued) - As required, the pro forma disclosures above include options granted since February 26, 1998 (Inception). Consequently, the effects of applying SFAS 123 for providing pro forma disclosures may not be representative of the effects on reported net income for future years until all options outstanding are included in the pro forma disclosures.

In December 2002, the FASB issued SFAS No. 148, "Accounting for Stock-Based Compensation-Transition and Disclosure". SFAS No. 148 amends the transition and disclosure provisions of SFAS No. 123. The Company is currently evaluating SFAS No. 148 to determine if it will adopt SFAS No. 123 to account for employee stock options using the fair value method and, if so, when to begin transition to that method.

Fair values of financial instruments - The carrying amounts of accounts payable, accrued liabilities, stockholder payables and other receivable approximate fair value because of the short-term maturity of these instruments.

Net loss per common share - The Company computes net loss per share in accordance with SFAS No. 128, Earnings per Share (SFAS 128) and SEC Staff Accounting Bulletin No. 98 (SAB 98). Under the provisions of SFAS 128 and SAB 98, basic net loss per share is computed by dividing the net loss available to common stockholders for the period by the weighted average number of shares of common stock outstanding during the period. The calculation of diluted net loss per share gives effect to common stock equivalents, however, potential common shares are excluded if their effect is antidilutive. For the years ended December 31, 2002 and 2001, options and warrants to purchase 3,313,300 and 3,219,300 shares of common stock, respectively, were excluded from the computation of diluted earnings per share because their effect would be antidilutive.

Foreign currency transactions - Gains or losses resulting from foreign currency transactions have been insignificant and are included in the statement of operations when incurred.

2.      FIXED ASSETS

        A summary of fixed assets as of December 31, 2002 are as follows:

        Equipment                             $ 9,800
        Less:  accumulated depreciation         6,300
                                            -----------
                                             $  3,500

3.      RELATED PARTY TRANSACTIONS

The Company has entered into various stock purchase agreements and employment contracts with stockholders of the Company. As of December 31, 2002, the following transactions and/or agreements have been consummated:

On February 26, 1998, the Company issued 877,500 shares of common stock valued at $0.0025 per share to an officer and director of the Company for services rendered in organizing and planning the initial business structure of the Company and for his overall business expertise and consultation. On July 18, 1998, this officer purchased 40,000 additional shares of common stock for $0.25 per share.

On February 26, 1998, the Company issued 877,500 shares of common stock valued at $0.0025 per share to an officer and director of the Company for services rendered in organizing meetings with potential business partners and providing business contacts.

On February 26, 1998, the Company issued 60,000 shares of common stock valued at $0.0025 per share to a director of the Company for services rendered in organizing meetings with potential business partners and providing general business consultation services. On April 6, 1998, this director purchased 60,000 additional shares of common stock for $0.25 per share and was issued a warrant to purchase 50,000 shares of restricted common stock at $0.375 through March 24, 2000. In July 1998, this director purchased 73,600 additional shares of common stock for $0.25 per share and was issued an option to purchase 20,000 shares of common stock at $0.025 per share pursuant to the Company's Non-Statutory Incentive Stock Option Plan. In May 1999, this director purchased 3,000 additional shares of common stock for $1.50 per share. In August 1999, this director exercised the vested portion of this stock option and purchased 6,000 shares of common stock.

On February 26, 1998, the Company issued 488,000 shares of common stock valued at $0.0025 per share to three consultants for technical, translation and business consultation services rendered.

On May 10, 1998, the Company entered into an Employment Agreement with Rocky Umar, as the Vice President of Marketing for a minimum term of one year and whereby he receives a salary ranging from $2,000 per month to $10,000 per month, depending upon performance and the possibility of a commission equal to 1% of sales under Mr. Umar's management that exceeds $1,500,000 for a consecutive six-month period, not to exceed a $100,000 commission per 12-month period. Mr. Umar has been granted an option to purchase 200,000 shares of common stock at $0.025 per share pursuant to the Company's Statutory Incentive Stock Option Plan. Further, Mr. Umar is eligible for a bonus of up to $5,000 after the first year of employment up to the expiration of the stock options.

On May 28, 1998, the Company entered into a Consulting Agreement whereby Dr. Luis Toledo was appointed to the Company's advisory board. Under the Consulting Agreement the Company pays Dr. Toledo a commission equal to 5% of all sales within the organ transplant market for the lesser of a five year period from the date of the agreement, or as long as Dr. Toledo remains a consultant and advisory board member. Such commission is limited to a total of $1,000,000. Further, Dr. Toledo, a participant in the Company's Non-Statutory Incentive Stock Option Plan, has been granted options to purchase 200,000 shares of common stock of the Company at $0.025 per share. In addition, Dr. Toledo is eligible for a bonus of up to $5,000 after the first year as a consultant and advisory board member.

On June 1, 1998, the Company entered into an Agreement of Assignment of Patent and Technology with Leonid Babak and Vladimir Serebrennikov whereby these individuals assigned to the Company the entire worldwide right, title and interest in and to their invention of technology for preserving and transporting biologic and non-biologic material and in and to all of the discoveries, concepts and ideas whether patentable or not. Pursuant to this Agreement of Assignment of Patent and Technology, each individual received 877,500 shares of the Company's common stock with an ascribed value of $2,200, determined at the time of issuance on February 26, 1998 at $0.0025 per share, which has been expensed as research and development.

On June 24, 1998, the Company appointed Eric Slayton, President of Global Healthcare, to be a member of the advisory board. The Company granted to Mr. Slayton an option to purchase 40,000 shares of common stock of the Company at $0.025 per share pursuant to the Company's Non-Statutory Incentive Stock Option Plan.

On September 1, 1998, the Company entered into a purchase agreement with Paul Okimoto, an officer and director of the Company, acquiring all rights to a disposable venereal disease test device called Phemtest, for which Mr. Okimoto owned the patent. The Company paid to the law firm of Flehr, Hohbach, Test and Herbert, $1,375 for the patent maintenance fee, and has also agreed to pay Mr. Okimoto a royalty payment of 5% of gross of Phemtest for the next five years.

3.      RELATED PARTY TRANSACTIONS (continued)

In September 1998, the Company issued 600,000 shares of common stock to its legal counsel at their fair market value of $0.25 per share for services rendered in connection with a private placement (Note 6) and $600 cash for an aggregate value of $150,000. Since the services related to the offering, the $149,400 cost has been recorded as a cost of the offering. There was no effect on operations.

The Company entered into an employment agreement with David Lucas on January 1, 1999, whereby Mr. Lucas as Scientific Director oversees the research and development efforts of the Company. The Company pays Mr. Lucas $3,000 per month.

On October 28, 1999, the Company entered into an employment agreement with the former Chief Financial Officer and Secretary for a minimum term of one year. The compensation ranged from $6,000 to $9,200 per month. In addition, he was granted three options to purchase 150,000 shares of restricted common stock at $0.25, $0.50 and $1.62 per share pursuant to the Company's Statutory Incentive Stock Option Plan. Further, he was eligible for a bonus of $1,000 after January 1, 2000.

On November 20, 1999, the Company entered into a consulting agreement for receiving market information, technical contacts and business and investor contacts. In consideration, the Company issued warrants to purchase up to 800,000 shares of common stock at an exercise price of $1.50 per share. The warrants expired on June 30, 2000.

During fiscal year 2000, a stockholder relinquished 320,000 shares of the Company's common stock held by this stockholder to three consultants to satisfy outstanding amounts due to them. The stockholder subsequently received 330,000 shares of the Company's common stock from the Company to replace shares relinquished to these consultants. The value of the shares relinquished and 10,000 additional shares issued to the stockholder by the Company, have been allocated between stock based compensation approximating $56,400 and prepaid consulting services related to issuance of common stock approximating $48,300 as of December 31, 2000.

On March 27, 2000, the Company entered an Employment Agreement with Dr. Luis Toledo, a stockholder, whereby Dr. Toledo is employed as the Chief Medical Officer for a minimum term of one year and receives base compensation of $6,000 a month, which may be adjusted based on the Company's ability to raise defined amounts of capital. In addition, the Company granted an option to purchase 75,000 shares of common stock at $1.50. All stock options granted in a consulting agreement dated May 28, 1998 shall remain and continue to vest according to the defined schedule.

On January 1, 2000, the Company entered an Employment Agreement with Leonid Babak, a stockholder, whereby Mr. Babak is employed as the Branch Director of Russian Operations for a minimum term of one year and receives base compensation of $500 a month and $700 a month in fringe benefits.

On January 1, 2000, the Company also entered into a separate Employment Agreement with Vladimir Serebrennikov, a stockholder, whereby Mr. Serebrennikov is employed as the Technical Director of Preservation Systems for a minimum term of one year and the Company pays Mr. Serebrennikov $500 per month, which salary may be adjusted, with a bonus of $25,000 upon the successful completion of the Phase I development within the agreed upon time frame.

On March 5, 2001, the Company entered an Employment Agreement with Robert E. Strom, a stockholder, whereby Mr. Strom is employed as the Vice President of Sales and Marketing for a minimum term of one year and receives a base compensation of $10,000 a month, which may be increased based on the Company's ability to raise defined amounts of capital or earn defined amounts of revenue during any twelve-month period. Mr. Strom is also eligible for a bonus based on performance milestones. In addition, Mr. Strom has been granted an option to purchase 150,000 shares of common stock at $0.23 per share pursuant to the Company's Statutory Incentive Stock Option Plan, as well as an option to purchase 150,000 shares of common stock at $0.10 per share pursuant to the Company's Non-Statutory Incentive Stock.

In July 2001, the Company granted warrants to purchase 608,900 shares of common stock at $0.01 per share in satisfaction of stockholder's accrued wages of $274,000.

In December 2001, the Company entered into an agreement with a research institute where Dr. Luis Toledo serves as a director. Dr. Toledo is budgeted in the agreement to receive approximately $15,000 of the $120,000 total balance.

During fiscal year 2002, the Company paid accrued wages and accrued vacation to stockholders totaling $143,400 and $35,100, respectively. Additionally, the Company paid $50,000 in principal on a promissory note to a stockholder. The Company accrued an additional $48,900 in accrued vacation and $16,600 in accrued wages during the year ended December 31, 2002. As of December 31, 2002 the balance in stockholder payables, totaling $82,600 consists of the following:

Wages payable to stockholder employees                  $       16,600

Accrued vacation payable for stockholder employees              66,000
                                                        ----------------
                                                        $       82,600

During fiscal year 2002, the CEO and director exercised options to purchase 260,000 shares for $2,600. Further, the Company sold 109,000 shares to a director of the Company for $24,000 at approximately $2,000 below fair value.

During fiscal year 2002, the Company granted 225,000 options to purchase shares of common stock at $0.34 per share to various directors and officers. The options are fully vested as of December 31, 2002.

4.      CONVERTIBLE NOTE PAYABLE-RELATED PARTY

During June 2000, the Company entered into an unsecured loan agreement with a stockholder to borrow a principal amount up to $500,000, with interest at 10%, and maturing in June 2004. The loan agreement also contained a conversion feature for converting the loan balance into restricted common stock, based on the unpaid principal and interest balances of the loan. In September 2001, the stockholder converted the balance of $272,700 (including interest of $87,700) into 257,300 shares of the Company's common stock.

Additionally, a warrant was granted in relation to the loan agreement during June 2000 to purchase 500,000 shares of the Company's common stock at $0.30 per share. The fair value of the warrants as computed using the Black-Scholes option pricing model was $750,000 and was recorded as unamortized loan fees related to options to purchase common stock - related party, of which $-- and $656,200 were recorded as loan fees during the years ended December 31, 2002 and 2001, respectively.

5.      STOCK SUBJECT TO RECISSION

On June 15, 2000, the Company extended to stockholders who purchased common stock under two Private Placement Memorandums dated September 1, 1999 and February 2, 2000, the option to rescind their investment ("Rescission Offer"). As a result of this Rescission Offer, the Company has rescinded approximately 222,900 shares with a value of $334,400 (based on an original offering price of $1.50 per share). The terms of the Rescission Offer required the return of certificate(s) evidencing the investor's shares and warrants. In exchange, the Company issued a promissory note payable upon the earlier of one year from the date of the note, or the receipt of funding sufficient to permit repayment of the principal and interest due under the note. As of December 31, 2002, all notes related to stock subject to recission have been paid.

6.      COMMON STOCK

The Company undertook an offering, under Regulation D, Rule 504 pursuant to which it sold 1,000,000 shares of common stock at $0.25 per share to raise $250,000 via an Offering Memorandum dated August 15, 1998 (the "Offering"). The Offering commenced on August 15, 1998 and terminated on September 4, 1998. The transfer of 42,800 of the 1,000,000 shares is limited under the provisions of Rule 144(e) because these shares were issued to affiliates or control persons and are therefore control stock. The remaining 957,200 of the 1,000,000 shares were issued to non-affiliates and are therefore unrestricted.

All of the 1,000,000 shares were issued in reliance on the Federal exemption from registration under Rule 504 of Regulation D and a Form D relating to these shares was filed with the U.S. Securities and Exchange Commission (the "SEC") on September 9, 1998.

On June 21, 1999, the stockholders approved an increase in the authorized number of shares of common stock from 10,000,000 to 50,000,000 shares.

During fiscal year 1999, the Company undertook a private placement, under Regulation D, Rule 505 pursuant to which it offered to sell 2,000,000 shares of common stock at $1.50 per share under an Offering Memorandum dated September 1, 1999 and was effectively terminated on June 15, 2000, as discussed in Note 5. Each two shares had a two-year warrant to purchase an additional share of common stock at $2.50 per share. During the year ended December 31, 2000 and 1999, 140,100 and 287,200 shares of common stock, respectively, were sold under the terms of this private placement. Except for the exercise of stock options, all other stock sales in 1999 were to various individuals at $1.50 per share.

In May and December 1999, the Company issued 5,200 shares valued at $1.50 per share to two unrelated parties for services rendered.

During fiscal year 2000, the Company undertook a private placement, under Regulation D, Rule 506 pursuant to which it offered to sell 2,000,000 shares of common stock at $1.50 per share under an Offering Memorandum dated February 2, 2000 and was effectively terminated on June 15, 2000, as discussed in Note 5. Each two shares had a two-year warrant to purchase an additional share of common stock at $2.50 per share. During the year ended December 31, 2000, 224,500 shares of common stock were sold under the terms of this private placement.

The Company issued 206,700 shares of common stock during fiscal year 2000 related to conversion of promissory notes, totaling $67,500 resulting from the June 15, 2000 Rescission Offer, as discussed in Note 5.

During the third and fourth quarters of 2000, the Company issued 907,500 shares with a weighted average fair value of $0.37 per share to seven unrelated parties for services to be rendered with terms up to 12 months. As of December 31, 2002 and 2001, $-- and $195,200 has been recorded as stock based compensation for the services.

6.      COMMON STOCK (continued)

During the second and third quarters of 2001, the Company issued 67,600 shares with a weighted average fair value of $0.37 per share to five unrelated parties in satisfaction of outstanding accounts payable totaling $24,800.

The Company issued 257,300 shares of common stock in September 2001 related to the conversion of a promissory note totaling $272,000.

During the third and fourth quarter of 2001, the Company issued 135,000 and 19,600 shares, respectively, of common stock with a weighted average fair value of $0.64 per share to five unrelated parties for services rendered totaling $98,500.

The Company issued 416,600 shares of common stock during the first quarter of 2001 related to conversion of promissory notes, totaling $218,800 resulting from the June 15, 2000 Rescission Offer as discussed in Note 5.

The Company issued 800,000 shares of common stock in April 2001 related to a stock purchase agreement totaling $104,000, which has not been collected as of December 31, 2001, as discussed in Note 8.

The Company issued 510,000 shares of common stock in January 2001 for a consulting agreement that was terminated in August 2001, as discussed in Note 8.

The Company issued 150,000 shares of common stock in September 2001 in exchange for a termination of a consulting agreement as discussed in Note 8.

The Company issued 72,100 shares of common stock in January 2002 related to the conversion of a promissory note totaling $54,300, including accrued interest of $7,200.

During the first and second quarters of 2002, the Company issued 317,500 shares with a weighted average fair value of $0.76 per share to eight unrelated parties recorded as stock based compensation totaling $264,000.

During the third and fourth quarters of 2002, the Company issued 80,200 shares with a weighted average fair value of $0.46 per share to 4 unrelated parties recorded as stock based compensation totaling $36,900.

The Company issued 54,100 shares of common stock in July 2002 with a weighted average fair value of $0.31 per share to eight unrelated parties in satisfaction of accrued liabilities totaling $17,000.

In April 2002, a check received from a stockholder for stock issued in 2001 was returned by the bank due to insufficient funds. The stockholder agreed to return approximately 106,400 shares of the Company's common stock. The Company recorded a stock receivable totaling $50,000 as Other receivables. In August 2002, the 106,400 shares of common stock were returned to the Company and cancelled.

As of December 31, 2002, 765,500 shares of the Company's common stock are issued and held in a trust account. The trust account was set up to receive and hold cash from investors in exchange for shares of common stock. These shares will be recognized as outstanding upon receipt of cash or other consideration.

7.      STOCK OPTION PLANS AND WARRANTS

        The Company adopted the following plans during 1998:

        Statutory Incentive Stock Option Plan

The purpose of this plan is to strengthen the Company by providing incentive stock options as a means to attract, retain and motivate corporate personnel. The options may not be granted to employees who own stock possessing more than 10% of the total combined voting power of the stock of the Company. As of December 31, 2002, 600,000 shares have been authorized for option grants.

A summary of the status of this plan as of December 31, 2002, and changes during the period from February 26, 1998 (date of inception) to December 31, 2002 is presented in the following table:



                                             Shares                                 Weighted
                                         Available for           Options         Average Exercise
                                             Grant              Outstanding            Price
        Authorized, February 26, 1998
          (date of inception)               600,000                   --             $   --
        Granted                            (250,000)              250,000               0.07
                                         ----------             ----------            -------
        Balance, December 31, 1998          350,000               250,000               0.07
        Granted                            (325,000)              325,000               0.58
        Forfeited                            75,000               (75,000)              0.50
                                         ----------             -----------           -------
        Balance December 31, 1999           100,000               500,000               0.34
        Granted                             (75,000)               75,000               1.50
        Exercised                                --              (152,000)              0.03
                                         ----------             -----------           -------
        Balance December 31, 2000            25,000               423,000               0.67
        Granted                            (150,000)              150,000               0.23
        Forfeited                           150,000              (150,000)              0.72
                                         -----------            -----------           -------
        Balance December 31, 2001            25,000               423,000               0.50
        Granted                                  --                    --                 --
        Exercised                                --                    --                 --
        Forfeited                                --                    --                 --
                                         -----------             ----------           -------
        Balance December 31, 2002            25,000               423,000            $  0.50


The weighted-average fair value of statutory stock options granted during 2002 and 2001 was $0 and $0, respectively.

The following table summarizes information about statutory stock options outstanding as of December 31, 2002:


            Options Outstanding                                  Options Exercisable
------------------------------------------------    -------------------------------------------
                                     Weighted
                    Number            Average        Weighted           Number          Weighted
  Range of        Outstanding        Remaining       Average          Exercisable        Average
  Exercise           as of          Contractual      Exercise            as of          Exercise
  Prices          12/31/02             Life           Price            12/31/02           Price
------------------------------------------------    --------------------------------------------
$  0.025           48,000          0.6 years       $  0.025             48,000       $   0.025
   0.23 - 0.50    300,000          2.2 years           0.30            195,000            0.34
   1.50            75,000          2.2 years           1.50             45,000            1.50
-------------   -----------       -----------       ---------        ----------        ---------
                  423,000                          $   0.50            288,000       $    0.47
                ===========                         =========        ==========       ==========


Compensation expense under APB No. 25 relating to statutory options that became
exercisable in 2002 and 2001 was   $-- and $--, respectively.

Employees may exercise their options to purchase their shares according to the following schedule:
                                                 Rocky Umar        All others

        at inception                                20%                 -
        after 1st year                              24%                30%
        after 2nd year                              32%                30%
        after 3rd year                              24%                40%

Non-Statutory Incentive Stock Options Plans

The purpose of this plan is to promote the interest of the Company by providing a method whereby non-employees, advisory board members, members of the board of directors, consultants and independent contractors, who provide valuable services to the Company, may be offered incentives as rewards which will encourage them to acquire a proprietary interest in the Company. As of December 31, 2001, 2,000,000 shares have been authorized for option grants.

7.      STOCK OPTION PLANS AND WARRANTS (continued)

A summary of the status of this plan as of December 31, 2002 and changes during the period from February 26, 1998 (date of inception) to December 31, 2002 is presented in the following table:

                                                                                     Weighted
                                                   Shares                             Average
                                                  Available         Options          Exercise
                                                  For Grant       Outstanding         Price
                                                ------------     ------------      ------------
        Authorized, February 26, 1998,
           (date of inception)                    2,000,000               --      $       --
        Granted                                    (800,000)           800,000           0.24
                                                  ----------          ----------         ----
        Balance, December 31, 1998                1,200,000            800,000           0.24
        Granted                                    (142,500)           142,500           0.32
        Exercised                                     --               (31,000)          0.01
        Forfeited                                   350,000           (350,000)          0.50
                                                 -----------          ----------         ----
        Balance, December 31, 1999                1,407,500            561,500           0.12
        Granted                                    (352,500)           352,500           0.88
        Exercised                                      --             (191,000)          0.06
        Forfeited                                      --                --               --
                                                 ------------        -----------        -----
        Balance, December 31, 2000                1,055,000            723,000           0.40
        Granted                                    (300,000)           300,000           0.29
        Exercised                                      --             (220,000)          0.03
        Forfeited                                      --                --               --
                                                 -----------        ------------       -------
        Balance, December 31, 2001                  755,000            803,000           0.56
        Granted                                        --                 --              --
        Exercised                                      --              (20,000)          0.07
        Forfeited                                      --               (5,000)          0.03
                                                 ------------        -----------       -------
        Balance, December 31, 2002                  755,000            778,000    $      0.58



The weighted-average fair value of non-statutory stock options granted during 2002 and 2001 was $-- and $0.28, respectively.

The following table summarizes information about the non-statutory stock options outstanding as of December 31, 2002:

                Options Outstanding                           Options Exercisable
------------------------------------------------    -------------------------------------------
                                     Weighted
                    Number            Average        Weighted           Number          Weighted
  Range of        Outstanding        Remaining       Average          Exercisable        Average
  Exercise           as of          Contractual      Exercise            as of          Exercise
  Prices          12/31/02             Life           Price            12/31/02           Price
------------------------------------------------    --------------------------------------------
 $ 0.01 - 0.03    115,500         1.9 years       $       0.03           115,500   $     0.03
   0.10 - 0.30    385,000         3.0 years               0.27           385,000         0.27
   0.50            75,000         1.1 years               0.50            75,000         0.50
   1.50           202,500         2.1 years               1.50           121,500         1.50
               -----------                        -----------------    -----------      ------
                  778,000                         $       0.58           697,000   $     0.54
               ===========                        =================    ===========   ===========


The Company estimates the fair value of non-statutory stock options by using the Black-Scholes option pricing-model with the following weighted-average assumptions used for grants in 2002 and 2001; no dividend yield; expected volatility of 300% and 150%; risk free interest rates of 4.4% and 5.7%; expected lives of 2.6 years for all plan options.

Compensation expense under SFAS No. 123 relating to non-statutory stock options that became exercisable in 2002 and 2001 was $-- and $41,600, respectively.

        The Company adopted the following plan during 2001:

Stock Options Plan

The purpose of this plan is to encourage selected officers and key employees to accept or continue employment with the Company, increase the interest of selected officers, directors, key employees and consultants in the Company's welfare through the participation in the growth in value of the common stock of the Company. As of December 31, 2002, 1,585,500 shares have been authorized for option grants. The Company grants both statutory and non-statutory stock options under this plan. During 2002 and 2001, the Company granted 474,000 and 75,000 statutory options, respectively, and 95,000 and 150,000 non-statutory options, respectively. As of December 31, 2002, outstanding statutory and non-statutory options total 474,000 and 245,000, respectively.

7.      STOCK OPTION PLANS AND WARRANTS (continued)

A summary of the status of this plan as of December 31, 2002 and changes during the period from August 4, 2001 (date of option plan inception) to December 31, 2002 is presented in the following table:


                                             Shares                                 Weighted
                                         Available for            Options        Average Exercise
                                             Grant              Outstanding            Price
                                       --------------         ---------------   -----------------
        Authorized, August 4, 2001,
           (date of inception)             1,585,500                   --                 --
        Granted                            (225,000)               225,000              0.35
        Exercised                              --                      --                 --
        Forfeited                              --                      --                 --
        Balance, December 31, 2001         1,360,500               225,000              0.35
        Granted                            (569,000)               569,000              0.41
        Exercised                              --                       --                --
        Forfeited                            75,000                (75,000)             0.85
                                       --------------         --------------      ---------------
        Balance, December 31, 2002          866,500                719,000         $    0.41
                                       =============          ==============       ==============

The weighted-average fair value of non-statutory stock options granted during 2002 and 2001 was $0.34 and $1.00, respectively. The weighted-average fair value of statutory stock options granted during 2002 and 2001 was $0.09 and $--, respectively.

The following table summarizes information about the non-statutory and statutory stock options outstanding as of December 31, 2002:


                 Options Outstanding                           Options Exercisable
------------------------------------------------    -------------------------------------------
                                     Weighted
                    Number            Average        Weighted           Number          Weighted
  Range of        Outstanding        Remaining       Average          Exercisable        Average
  Exercise           as of          Contractual      Exercise            as of          Exercise
  Prices          12/31/02             Life           Price            12/31/02           Price
------------------------------------------------    --------------------------------------------
 $ 0.10             150,000          3.7 years       $       0.10            150,000  $   0.10
   0.34 - 0.54      569,000          4.2 years               0.49            229,100      0.45
                  -----------                          ------------        ----------   -------
                    719,000                          $       0.41            379,100  $   0.31
                  ==========                          =============       ===========  ========

The Company estimates the fair value of non-statutory stock options by using the Black-Scholes option pricing-model with the following weighted-average assumptions used for grants in 2002 and 2001; no dividend yield; expected volatility of 300% risk free interest rates of 4.4%, expected lives of 2.6 years for all plan options.

The following table summarizes information about non-statutory and statutory stock options granted during the year ended December 31, 2002:



                        Exercise price
                           Equals,
                       Exceeds or is
      Number of          Less Than
      Options          Mkt. Price of      Weighted-          Range of          Weighted-
      Granted            Stock on          Average            Exercise        Average Fair
     During 2002        Grant Date       Exercise Price       Prices             Value
----------------------------------------------------------------------------------------------------
      150,000             Equals          $    0.34            $  0.34            $    --
       ---                Exceeds               --                 --                  --
      419,000             Less Than            0.54               0.54               0.21
    -----------         -----------        ---------          ----------         -----------
      569,000                              $   0.45                                $  0.15
   ============                            ==========                            ===========


Compensation expense under SFAS No. 123 relating to these stock options that became exercisable in 2002 and 2001 was $52,300 and $150,000, respectively. Compensation expense under APB No. 25 relating to these stock options that became exercisable in 2002 and 2001 was $35,600 and $--, respectively.

Stock Purchase Warrants

In connection with certain business transactions and debt or equity offerings, the Company has granted various warrants to purchase common stock. The following table summarizes activity relating to outstanding warrants from February 26, 1998 (date of inception) to December 31, 2002:

                                                            Weighted
                                                            Average
                                         Warrants           Exercise
                                        Outstanding          Price
                                       -------------    ---------------
        Balance, February 26, 1998
           (date if inception)                 -         $       -
        Granted                           100,000              0.38
                                       -----------       ---------------
        Balance, December 31, 1998        100,000              0.38
        Granted                           942,800              1.62
                                      ------------       ---------------
        Balance, December 31, 1999      1,042,800              1.50
        Granted                         1,398,600              1.20
        Exercised                         (41,600)             0.34
        Expired                          (900,000)             1.38
        Forfeited                         (75,800)             2.50
                                       ------------       --------------
        Balance, December 31, 2000      1,424,000              2.36
        Granted                           995,500              0.25
        Exercised                        (595,600)             0.24
        Expired                           (20,000)             1.50
        Forfeited                         (35,600)             2.50
                                      -------------       ---------------
        Balance, December 31, 2001      1,768,300              0.99
        Granted                            80,000              0.72
        Exercised                        (260,000)             0.01
        Expired                          (200,000)             2.42
        Forfeited                              --                --
                                      -------------        --------------
        Balance, December 31, 2002      1,388,300           $  0.95

The weighted average fair value of warrants granted during 2002 and 2001 was $0.50 and $0.52, respectively.


The following table summarizes information about warrants outstanding at December 31, 2002:

                                    Weight
                    Number          Average
                 Outstanding       Remaining            Number
   Exercise         as of         Contractual       Exercisable as
   Price           12/31/02          Life              12/31/02

$  0.01            233,300         3.5 years            233,300
   0.25            200,000         1.3 years            200,000
   0.55             90,000         0.5 years             90,000
   0.72             80,000         1.1 years             80,000
   1.25             75,000         0.7 years             75,000
   1.50            710,000         6.9 years            710,000
--------       ------------      -----------          -----------
                 1,388,300                            1,388,300
               ============                           ===========


 The following table summarizes information about warrants granted during the year ended December 31, 2002:


                    Exercise Price
                    Equals,
                    Exceeds or is
    Number of       Less Than
     Warrants       Mkt. Price of       Weighted-         Range of       Weighted-
     Granted        Stock on            Average           Exercise       Average Fair
    During 2002     Grant Date          Exercise Price    Prices          Value
 --------------- ----------------  -------------------- -------------- --------------
     --             Equals              $    --          $     --      $    --
   80,000           Exceeds             $   0.72         $   0.72      $  0.50
     --             Less Than           $    --          $     --      $    --
---------------   ---------------   ------------------  ------------  --------------
   80,000                               $   0.72                       $  0.50


The Company estimates the fair value of warrants at the grant date by using the Black-Scholes option pricing-model with the following weighted-average assumptions used for grants in 2001 and 2000; no dividend yield; expected volatility of 300% and 150%; risk free interest rates of 4.4% and 5.7%; and expected lives of 1.5 and 1.5 years. Compensation expense relating to warrants granted for services in 2002 and 2001 was $40,100 and $474,600.

8.      OTHER RECEIVABLES, NET

Stock purchase agreement - During April 2001, the Company entered into a stock purchase agreement with an individual whereby the Company agreed to issue 400,000 unrestricted shares of the Company's common stock in exchange for $104,000. A stockholder agreed to provide the shares on behalf of the Company in exchange for 800,000 restricted shares of the Company's common stock. The Company issued the 800,000 restricted shares to the stockholder, who in turn transferred the 400,000 unrestricted shares to the individual. The additional 400,000 restricted shares issued to the stockholder, valued at $93,600, will be recorded as offering costs net of the offering. However, the individual failed to pay the Company for the 400,000 unrestricted shares. The Company is currently taking necessary actions to collect the payment or have the shares returned and cancelled. As the collection of the cash or the shares is uncertain, the Company has fully allowed for the $104,000, net of offering costs of $93,600.

8.      OTHER RECEIVABLES, NET (continued)

Termination agreement - In January 2001, the Company entered into a Financial Consulting Services Agreement with an entity whereby the entity agreed to provide financial consulting services for one year in exchange for 200,000 restricted shares of the Company's common stock. In conjunction with that agreement, the Company also entered into a second Financial Consulting Services Agreement with three individuals whereby the individuals agreed to provide financial consulting services for one year in exchange for 510,000 unrestricted shares of the Company's common stock. These two agreements will hereafter be collectively referred to as the "Consulting Agreements" while both the entity and individuals will hereafter be collectively referred to as the "Consultants". In January 2001, the Company issued 710,000 shares of the Company's common stock as pertaining to the Consulting Agreements.

In August 2001, the Company entered into a Termination Agreement (the "Termination") with the Consultants, whereby both parties agreed to terminate the Consulting Agreements. As a material inducement to the Company and Consultants to enter into the Termination, the Consultants agreed to return all 710,000 shares of the Company's common stock in exchange for 150,000 shares of the Company's common stock with a fair value totaling $177,000.

In August 2001, the Company received and cancelled 200,000 shares from the Consultant, while the remaining 510,000 shares remain outstanding. The 710,000 shares were originally expensed in the amount of $554,500 as stock based compensation in January 2001. As no services were performed by the Consultants, the Company reversed the entire expense of $554,500 while recording another receivable of $398,300 for the 510,000 outstanding shares. Currently the 510,000 shares are held in a depository trust company and the Company is taking the necessary steps to have the shares returned and cancelled.

9.      INCOME TAXES

The Company did not record any current or deferred income tax provision or benefit for any of the periods presented due to continuing net losses and nominal differences.

The Company has provided a full valuation allowance on the deferred tax asset, consisting primarily of net operating losses, because of uncertainty regarding its realizability.

As of December 31, 2002, the Company had a net operating loss carry forward of approximately $5,312,998 for both federal and state income tax purposes to offset future taxable income, if any. Utilization of the net operating loss carry forward, which begins to expire at various times starting in 2009, may be subject to certain limitations under Section 382 of the Internal Revenue Code of 1986, as amended, and other limitations under state and foreign tax laws. To the extent that net operating losses of approximately $5,312,998, when realized, relate to stock options and warrants, the resulting benefits will be credited to stockholders' equity.

Deferred income taxes reflect the net tax effects of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes. Significant components of the Company's deferred tax assets are approximately as follows:

                                        December 31,            December 31,
                                           2002                    2001
                                      --------------        ---------------
Net operating loss                    $ (3,945,100)          $ (2,903,200)
Allowance for other receivable                 --                  44,600
Accrued officer wages                       76,400                 41,700
Depreciation                                  (200)                 (300)
   Total deferred tax assets            (3,686,900)           (2,817,200)
   Valuation allowance for
   deferred tax assets                   3,686,900              2,817,200
                                     --------------       ----------------
        Net deferred tax assets      $          --          $         --
                                     ==============       ================

10.     COMMITMENTS AND CONTINGENCIES

Leased facilities - The Company operates from a leased facility under a noncancellable operating lease. The Agreement calls for an monthly base rent of approximately $6,500 with a variable escalation rate. As of December 31, 2002 and 2001, total rent expense for the leased facility approximated $22,500 and $--, respectively.

Future minimum rental payments through December 31, 2003 (excluding prepaid rent of $6,500) required under the operating lease for the office facility as of December 31, 2002 is $78,000

Legal proceedings - On August 7, 2002, the United States Attorney for the Eastern District of New York and the Securities and Exchange Commission announced they were bringing securities fraud charges against the Company and Harry Masuda, the Company's Chief Executive Officer, for allegedly paying an unregistered broker an undisclosed commission in a 1999 and 2000 private placement. The allegations generally charge the Company and Mr. Masuda with the failure to adequately disclose to investors in these private placements a commission agreement with Larry Bryant, an unlicensed broker-dealer. Remedies sought in these proceedings include criminal penalties and a bar from service as an officer or director of a publicly-traded company. The Company believes the charges are unwarranted, and that the issues involved in this matter were resolved during 2000 to the full satisfaction of all investors. There can be no assurance that Mr. Masuda will be able to continue to serve as our Chief Executive Officer in the event that the Securities and Exchange Commission receives the remedies that it seeks.

11.     SUBSEQUENT EVENTS

In January 2003, George Tsukuda, a director of the Company, loaned the Company $20,000. The note is unsecured, bearing an interest rate of 10% per annum, and is due on demand.

In January 2003, the Company engaged Pat Coan as financial consultant of the Company. The term is ongoing with a 30-day notice by either party for termination.

>From January 1, 2003 through the date of this report, the Company has issued 795,900 shares of common stock for $109,000 cash (net of offering costs of $1,300).

                PART II- INFORMATION NOT REQUIRED IN PROSPECTUS

LIMITATION OF LIABILITY AND INDEMNIFICATION

Our Articles of Incorporation and By-laws provide for indemnification of our officers and directors to the fullest extent permissible under California law. Additionally, we have entered into indemnification agreements with each of our officers and Directors, and therefore purchasers of these securities may have a more limited right of action than they would have except for this limitation in the Articles of Incorporation and By-laws. These agreements provide, in general, that we shall indemnify and hold harmless such directors and officers to the fullest extent permitted by law against any judgments, fines, amounts paid in settlement, and expenses, including attorneys' fees and disbursements, incurred in connection with, or in any way arising out of, any claim, action or proceeding against, or affecting, such directors and officers resulting from, relating to or in any way arising out of, the service of such persons as our directors and officers.

On August 7, 2002, the United States Attorney for the Eastern District of New York and the Securities and Exchange Commission announced that they were bringing securities fraud charges against Harry Masuda, our Chief Executive Officer, for allegedly paying an unregistered broker an undisclosed commission in a 1999 and 2000 private placement. The allegations generally charge Mr. Masuda with the failure to adequately disclose to investors in this private placement a commission agreement with Larry Bryant, an unlicensed broker-dealer. Remedies sought in these proceedings include criminal penalties and a bar from service as an officer or director of a publicly-traded company. Although we believe that the charges are unwarranted, and that the issues involved in this matter were resolved over two years ago to the full satisfaction of all investors, there can be no assurance that Mr. Masuda will be able to continue to serve as our Chief Executive Officer in the event that the Securities and Exchange Commission receives the remedies that it seeks.

OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

The following table sets forth an itemization of various expenses, all of which we will pay, in connection with the sale and distribution of the securities being registered. All of the amounts shown are estimates, except the Securities and Exchange Commission registration fee.

Securities and Exchange Commission Registration Fee  . . . . $          161.80
Accounting Fees and Expenses . . . . . . . . . . . . . . . . $       10,000.00
Legal Fees and Expenses  . . . . . . . . . . . . . . . . . . $       15,000.00
Miscellaneous. . . . . . . . . . . . . . . . . . . . . . . . $        2,838.20
                                                                     ---------
         Total . . . . . . . . . . . . . . . . . . . . . . . $       28,000.00

RECENT SALES OF UNREGISTERED SECURITIES

Set forth in chronological order is information regarding shares of common stock issued and options and warrants and other convertible securities granted by us during the past three years. Also included is the consideration, if any, received by us for such shares, options and warrants, and information relating to the section of the Securities Act of 1933, as amended, or the rule of the Securities and Exchange Commission, under which an exemption from registration was claimed.

>From January 2000 to June 2000, we sold an aggregate of 477,700 shares of our common stock for an aggregate amount of $521,500 and issued 173,800 warrants in a private placement at $1.50 per unit. In June 2000, we extended an offer to these purchasers allowing them to rescind their investment (the "Rescission Offer"). As a result of this Rescission Offer, we rescinded approximately 222,900 shares with a value of $334,400 (based on the original offering price).

        In January 2000, we granted warrants to purchase up to 700,000 shares of our common stock, with an exercise price of $1.50 per share, to a consultant to produce a thirty-minute television documentary that will be aired nationally. The warrants were issued in a private placement pursuant to
Section 4(2) of the Act. The consultant represented to us that he was an "accredited investor" as defined in the Act.

        Subsequent to June 30, 2000, the Company sold an additional 17,000 shares of its common stock, for $25,500, and issued 8,500 warrants at $2.50 per share expiring July 23, 2002. The issuances were made in reliance on
Section 4(2) of the Act and/or Regulation D, and were made without general solicitation or advertising. The purchasers were sophisticated investors with access to all relevant information necessary to evaluate the investment, and who represented to us that the shares were being acquired for investment.

        During the year ended December 31, 2000, we issued an aggregate of 206,700 shares of common stock pursuant to the conversion of promissory notes (including interest accrued to the date of conversion) in the aggregate amount
of $67,500.   The issuances were made in reliance on Section 4(2) of the Act and/or Regulation D, and were made without general solicitation or advertising. The purchasers were sophisticated investors with access to all relevant information necessary to evaluate the investment, and who represented to us that the shares were being acquired for investment.

        During the six months ended June 30, 2001, we issued options to purchase 200,000 shares of common stock under our Non-Statutory Stock Option Plan to three individuals who were not our employees, with exercise prices ranging from $0.28 to $0.32 per share. The issuances were made in reliance on
Section 4(2) of the Act, and were made without general solicitation or advertising. The purchasers were sophisticated investors with access to all relevant information necessary to evaluate the investment, and who represented to us that the shares were being acquired for investment.

        During the six months ended June 30, 2001, we issued approximately 3,753,200 shares of our common stock for an aggregate amount of approximately $1,309,000. These issuances were made in reliance on Section 4(2) of the Act and/or Regulation D, and were made without general solicitation or advertising. The purchasers were sophisticated investors with access to all relevant information necessary to evaluate the investment, and who represented to us that the shares were being acquired for investment.

        In April 2001, we issued approximately 56,800 shares of common stock with an aggregate value of approximately $19,700 in consideration of the cancellation of debts owed to certain service providers. These issuances were made in reliance on Section 4(2) of the Act. The service providers were sophisticated investors with access to all relevant information necessary to evaluate the investment, and who represented to us that the shares were being acquired for investment.

        During the three months ended September 30, 2001, we issued 497,487 shares of common stock for aggregate consideration of $413,047. These issuances were made in reliance on Section 4(2) of the Act and/or Regulation D, and were made without general solicitation or advertising. The purchasers were sophisticated investors with access to all relevant information necessary to evaluate the investment, and who represented to us that the shares were being acquired for investment.

        During the three months ended September 30, 2001, we issued warrants to purchase an aggregate of 165,000 shares of common stock, with exercise prices ranging from $0.55 to $1.25 per share, in consideration of cancellation of debts owed to certain service providers. These issuances were made in reliance on Section 4(2) of the Act, and were made without general solicitation or advertising. The service providers were sophisticated investors with access to all relevant information necessary to evaluate the investment, and who represented to us that the shares were being acquired for investment.

        During the three months ended September 30, 2001, we issued approximately 135,000 shares of common stock for an aggregate amount of approximately $79,150 in consideration for the cancellation of debts owed to certain service providers. These issuances were made in reliance on Section 4(2) of the Act, and were made without general solicitation or advertising. The service providers were sophisticated investors with access to all relevant information necessary to evaluate the investment, and who represented to us that the shares were being acquired for investment.

        During the three months ended September 30, 2001, we issued 10,813 shares of common stock for an aggregate amount of approximately $5,100 in consideration of the cancellation of debts owed to certain individuals. These issuances were made in reliance on Section 4(2) of the Act, and were made without general solicitation or advertising. The individuals were sophisticated investors with access to all relevant information necessary to evaluate the investment, and who represented to us that the shares were being acquired for investment.

        During the three months ended September 30, 2001, we issued options to purchase 430,000 shares of common stock under our Non-Statutory Stock Option Plan to three individuals, with exercise prices ranging from $0.025 to $0.10 per share. The issuances were made in reliance on Section 4(2) of the Act, and were made without general solicitation or advertising. The individuals were sophisticated investors with access to all relevant information necessary to evaluate the investment, and who represented to us that the shares were being acquired for investment.

        In July 2001, we issued 9,092 shares of common stock for an aggregate amount of $9,091 as payment of a finder's fee to certain individuals. The issuances were made in reliance on Section 4(2) of the Act, and were made without general solicitation or advertising. The individuals were sophisticated investors with access to all relevant information necessary to evaluate the investment, and who represented to us that the shares were being acquired for investment.

        In July 2001, we issued warrants to purchase an aggregate of 1,028,888 shares of common stock, with exercise prices ranging from $0.01 to $0.30 per share, in consideration of the cancellation of certain indebtedness owed to certain of our officers and shareholders. The issuances were made in reliance on
Section 4(2) of the Act, and were made without general solicitation or advertising. The officers and shareholders were sophisticated investors with access to all relevant information necessary to evaluate the investment, and who represented to us that the shares were being acquired for investment.

        In September 2001, we issued an aggregate of 150,000 shares of common stock with an aggregate value of approximately $156,200 on the date of issuance, in settlement of a dispute with certain of our former consultants. These issuances were made in reliance on Section 4(2) of the Act, and were made without general solicitation or advertising. The former consultants were sophisticated investors with access to all relevant information necessary to evaluate the investment, and who represented to us that the shares were being acquired for investment.

      During the quarter ended December 31, 2001, we granted options to purchase an aggregate of 75,000 shares of our common stock to an employee. The options have an exercise price of $0.85 per share, which was the fair market value of our common stock on the date of grant. The grant of options was made in reliance on Section 4(2) of the Securities Act of 1933, as amended (the "Securities Act"), and was made without general solicitation or advertisement. The optionee represented to us that the options were being acquired for investment.

        During the quarter ended December 31, 2001, we issued an aggregate of 19,572 shares of common stock to two consultants in consideration of services
rendered with a value of $19,350.   The issuances were made in reliance on
Section 4(2) of the Securities Act, and were made without general solicitation or advertisement. The consultants were sophisticated investors with access to all relevant information necessary to evaluate the investment, and who represented to us that the shares were being acquired for investment.

        On January 30, 2002, we granted options to purchase an aggregate of 440,000 shares of common stock under our Stock Option Plan to employees and certain other individuals, with an exercise price of $0.54 per share. The grant of options was made in reliance on Section 4(2) of the Act and was made without general solicitation or advertising. The recipients were sophisticated investors with access to all relevant information necessary to evaluate the investments, and who represented to us that the options were being acquired for investment purposes.

        In January of 2002, we also granted a warrant to purchase 80,000 shares of common stock for $0.72 per share to an investor relations firm in exchange for services rendered. The issuance of the warrant was made in reliance on
Section 4(2) of the Act and was made without general solicitation or advertising. The recipient was a sophisticated investor with access to all relevant information necessary to evaluate the investments, and who represented to us that the warrant was being acquired for investment purposes.

        In May 2002, we issued 65,000 shares of our common stock and a warrant to purchase 100,000 shares of our common stock to a consultant as partial consideration for investor relations services. The warrant is exercisable for three years from the date of grant, with an exercise price of $.75 per share. The issuance and grant were made in reliance on Section 4(2) of the Act and were made without general solicitation or advertising. The recipient was a sophisticated investor with access to all relevant information necessary to evaluate the investments, and who represented to us that the shares and warrant were being acquired for investment purposes.

        In November and December of 2002, we issued an aggregate of 1,817,392 shares of our common stock to two individuals and two entities owned and controlled by one of those individuals, for aggregrate consideration of $462,000. The issuance was made without general solicitation or advertising. The recipients were sophisticated investors with access to all relevant information necessary to evaluate the investments, and who rpresented to us that the shares were being acquired for investment purposes.

        In December 2002, we issued an aggregate of 66,667 shares of our common stock to an individual for aggregate consideration of $12,000. The issuance was made in reliance on Section 4(2) of the ACT and was made without general solicitation or advertising. The recipient was a sophisticated investor with access to all relevant information necessary to evaluate the investments, and who represented to us that the shares were being acquired for investment purposes.


EXHIBITS

(a) (1)  Our audited financial statements are included in this Prospectus.

(a) (2)  The following exhibits are being filed herewith.



EXHIBIT
NUMBER             DESCRIPTION                                          LOCATION
-----------------------------------------------------------------------------------------------------------
3(i)               Articles of Incorporation                            Incorporated by reference to
                                                                        Exhibit to the Registrant's
                                                                        Form 10-SB Registration Statement
                                                                        filed on December 8, 1999 (No. 2.1)

3(i)(a)            Amended and Restated Articles of Incorporation       Filed herewith


3(ii)              Bylaws                                               Incorporated by reference to
                                                                        Exhibit to the Registrant's
                                                                        Form 10-SB Registration Statement
                                                                        filed on December 8, 1999 (No. 2.2)

4                  Instruments defining the rights of                   Incorporated by reference to
                   holders, incl. Indentures.                           Exhibit to the Registrant's
                                                                        Form 10-SB Registration Statement
                                                                        filed on December 8, 1999 (No. 3)

4.1                Stock Purchase Agreement for                         Incorporated by reference to
                   Founders (Common Stock)                              Exhibit to the Registrant's
                   February 26, 1998                                    Form 10-SB Registration Statement
                                                                        filed on December 8, 1999 (No. 3.1)

4.2                Representation Letter for                            Incorporated by reference to
                   Founders                                             Exhibit to the Registrant's
                                                                        Form 10-SB Registration Statement
                                                                        filed on December 8, 1999 (No. 3.2)

4.3                Stock Purchase Agreement                             Incorporated by reference to
                   - Private Placement                                  Exhibit to the Registrant's
                                                                        Form 10-SB Registration Statement
                                                                        filed on December 8, 1999 (No. 3.3)


4.4                Subscription Agreement                               Incorporated by reference to
                   - Regulation D, Rule 504                             Exhibit to the Registrant's
                                                                        Form 10-SB Registration Statement
                                                                        filed on December 8, 1999 (No. 3.4)

4.5                Subscription Agreement                               Incorporated by reference to
                   - Regulation D, Rule 506                             Exhibit to the Registrant's
                                                                        Form 10-SB Registration Statement

4.6                Subscription Agreement                               To be filed by amendment


5.1                Opinion of Counsel                                   To be filed by amendment

                                                                        filed on December 8, 1999 (No. 3.5)

9                  Voting trust agreement                               Incorporated by reference to
                                                                        Exhibit to the Registrant's Form
                                                                        10-SB Registration Statement filed
                                                                        on December 8, 1999 (No. 5) and
                                                                        as amended January 25, 2000 (No. 9)

10                 Material contracts                                   Incorporated by reference to
                                                                        Exhibit to the Registrant's Form
                                                                        10-SB Registration Statement filed
                                                                        on December 8, 1999 (No. 6) and
                                                                        as amended January 25, 2000, (No. 10)

10.1               Assignment of Phemtest                               Incorporated by reference to
                   Patent and Technology                                Exhibit to the Registrant's Form
                                                                        10-SB Registration Statement filed
                                                                        on December 8, 1999 (No. 6.1) and as
                                                                        amended January 25, 2000, (No. 10.1)

10.2               Phemtest Patents,                                    Incorporated by reference to Exhibit
                   US 4,945,921 and                                     to the Registrant's Form 10-SB
                   US 4,787,158                                         Registration Statement filed on
                                                                        December 8, 1999 (No. 6.2) and as
                                                                        amended January 25, 2000, (No. 10.2)

10.3               Assignment of Patent                                 Incorporated by reference to Exhibit
                   and Technology                                       to the Registrant's Form 10-SB
                   - Vladimir Serebrennikov                             Registration Statement filed on
                                                                        December 8, 1999 (No. 6.3) and as
                                                                        amended January 25, 2000, (No. 10.3)

10.4               Assignment of Patent                                 Incorporated by reference to Exhibit
                   and Technology                                       to the Registrant's Form 10-SB
                   - Leonid Babak                                       Registration Statement filed on
                                                                        December 8, 1999 (No. 6.4) and as
                                                                        amended January 25, 2000, (No. 10.4)

10.5               Consultant Agreement                                 Incorporated by reference to Exhibit
                   - Dr. Luis Toledo                                    to the Registrant's Form 10-SB
                                                                        Registration Statement filed on
                                                                        December 8, 1999 (No. 6.5) and as
                                                                        amended January 25, 2000, (No. 10.5)

10.6               Employment Contract                                  Incorporated by reference to Exhibit
                   - R. Umar                                            to the Registrant's Form 10-SB
                                                                        Registration Statement filed on
                                                                        December 8, 1999 (No. 6.6) and as
                                                                        amended January 25, 2000, (No. 10.6)

10.7               Employment Contract                                  Incorporated by reference to Exhibit
                   - L. Bryant                                          to the Registrant's Form 10-SB
                                                                        Registration Statement filed on
                                                                        December 8, 1999 (No. 6.7) and as
                                                                        amended January 25, 2000, (No. 10.7)

10.8               Non-Statutory Incentive                              Incorporated by reference to Exhibit
                   Stock Option Plan                                    to the Registrant's Form 10-SB
                                                                        Registration Statement filed on
                                                                        December 8, 1999 (No. 6.8) and as
                                                                        amended January 25, 2000, (No. 10.8)

10.9               Statutory Incentive                                  Incorporated by reference to Exhibit
                   Stock Option Plan                                    to the Registrant's Form 10-SB
                                                                        Registration Statement filed on
                                                                        December 8, 1999 (No. 6.9) and as
                                                                        amended January 25, 2000, (No. 10.9)

10.10              Statutory Incentive                                  Incorporated by reference to Exhibit
                   Stock Option Grant                                   to the Registrant's Form 10-SB
                   - R. Umar, 5/10/98                                   Registration Statement filed on
                                                                        December 8, 1999 (No. 6.10) and as
                                                                        amended January 25, 2000 (No. 10.10)

10.11              Non-Statutory Incentive                              Incorporated by reference to Exhibit
                   Stock Option Grant                                   to the Registrant's Form 10-SB
                   - A. Sealy, 7/21/98                                  Registration Statement filed on
                                                                        December 8, 1999 (No. 6.11) and as
                                                                        amended January 25, 2000 (No. 10.11)

10.12              Statutory Incentive                                  Incorporated by reference to Exhibit
                   Stock Option Grant                                   to the Registrant's Form 10-SB
                   - A. Sealy, 11/27/99                                 Registration Statement filed on
                                                                        December 8, 1999 (No. 6.12) and as
                                                                        amended January 25, 2000 (No. 10.12)

10.13              Statutory Incentive                                  Incorporated by reference to Exhibit
                   Stock Option Grant                                   to the Registrant's Form 10-SB
                   - A. Sealy, 6/25/99                                  Registration Statement filed on
                                                                        December 8, 1999 (No. 6.13) and as
                                                                        amended January 25, 2000, (No. 10.13)

10.14              Indemnification                                      Incorporated by reference to Exhibit
                   Agreements of                                        to the Registrant's Form 10-SB
                   Directors and Officers                               Registration Statement filed on
                                                                        December 8, 1999 (No. 6.14 thru 6.19)
                                                                        and as amended January 25, 2000,
                                                                        (No. 10.14 thru 10.19)

10.15              Employment Agreement                                 Incorporated by reference to Exhibit
                   - Leonid Babak                                       to the Registrant's Form 10-SB
                                                                        Registration Statement filed on
                                                                        December 8, 1999 and as amended
                                                                        January 25, 2000, (No. 10.20)

10.16              Employment Agreement                                 Incorporated by reference to Exhibit
                   - Vladimir Serebrennikov                             to the Registrant's Form 10-SB
                                                                        Registration Statement filed on
                                                                        December 8, 1999 and as amended
                                                                        January 25, 2000, (No. 10.21)

10.17              Employment Agreement                                 Incorporated by reference to Exhibit
                   - Ardeth Sealy                                       to the Registrant's Form 10-SB
                                                                        Registration Statement filed on
                                                                        December 8, 1999 and as amended
                                                                        January 25, 2000, (No. 10.21)

10.18              Statutory Incentive                                  Incorporated by reference to Exhibit
                   Stock Option  Grant                                  to the Registrant's Form 10-SB
                   - A. Sealy, 10/1/99                                  Registration Statement filed on
                                                                        December 8, 1999 and as amended
                                                                        January 25, 2000, (No. 10.22)

10.19              Warrant to Purchase                                  Incorporated by reference to Exhibit
                   Shares of Common Stock                               to the Registrant's Form 10-SB
                   - The Corporate Law Group                            Registration Statement filed on
                                                                        December 8, 1999 and as amended
                                                                        January 25, 2000, (No. 10.23)

11                 Statement re: computation                            Incorporated by reference to Part 2,
                   of per share earnings                                Item 7 of this filing

23.1              Consent of L.L, Bradford Co., LLC                     Filed herewith

23.2              Consent of Silicon Valley Law Group
                  (contained in Exhibit 5.1)                            To be filed by amendment



UNDERTAKINGS

The undersigned registrant hereby undertakes to:

(1) File, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

        (I) to include any prospectus required by section 10(a)(3) of the securities act of 1933;

        (II) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post- effective amendment thereof) which, individually, or in the aggregate, represent a fundamental change in the information set forth in the registration statement; notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the commission pursuant to rule 424(b) (230.424(b) of this chapter) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "calculation of registration fee" table in the effective registration statement; and

        (III) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

                [Provided, however, that paragraphs (b)(1)(i) and (b)(1)(ii) do not apply if the registration statement is on form s-3 or form s-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to section 13 or section 15(d) of the securities and exchange of 1934 that are incorporated by reference in the registration statement.]

(2) That, for the purpose of determining any liability under the securities act of 1933, each post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the securities act, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the securities exchange act of 1934 and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the securities exchange act of 1934, that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

SIGNATURES

       In accordance with the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements of filing on Form SB-2 and authorizes this Registration Statement to be signed on its behalf by the undersigned, in the City of Palo Alto, State of California, on April 24, 2003.

HUMAN BIOSYSTEMS


By: /s/ Harry Masuda
------------------------------------
        Harry Masuda
        Chief Executive Officer


POWER OF ATTORNEY

        We the undersigned officers and directors of Human BioSystems, hereby severally constitute and appoint Harry Masuda, our true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution in him, for him, and in his name, place and stead, and in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement (or any other Registration Statement for the same offering that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act of 1933), and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in- fact and agents full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as full to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or his substitute may lawfully do or cause to be done by virtue hereof.

        In accordance with the requirements of the Securities Act of 1933, this registration statement was signed by the following persons in the capacities and on the dates indicated.


Signature                           Title                          Date
------------------         -----------------------           --------------

/s/ Harry Masuda
    ------------
    Harry Masuda           Chief Executive Officer           April 24, 2003


/s/ Paul Okimoto
    ------------
    Paul Okimoto           Chairman and Executive            April 24, 2003
                           Vice President


/s/ George Tsukuda
    --------------
    George Tsukuda         Director                          April 24, 2003

=================================================
Exhibit 23.2-Amended Articles

               AMENDED AND RESTATED ARTICLES OF INCORPORATION OF
                  HYPERBARIC SYSTEMS, A CALIFORNIA CORPORATION

     The undersigned, Harry Masuda and Paul Okimoto, hereby certify that:

     1. They are the duly elected and acting President and Secretary respectfully of Hyperbaric Systems, a California corporation (the "Corporation")

     2. The Articles of Incorporation of this Corporation are amended and restated to read in full as follows:

                                   ARTICLE I

     The name of the corporation is Human BioSystems.

                                   ARTICLE II

     The purpose of the Corporation is to engage in any lawful act or activity for which a corporation may be organized under the General Corporation Law of California other than the banking business, the trust company business or the practice of a profession permitted to be incorporated by the California Corporations Code.

                                  ARTICLE III

     This Corporation is authorized to issue two classes of shares to be designated respectively common stock ("Common Stock") and preferred stock ("Preferred Stock"). The total number of shares of captial stock which the Corporation shall have authority to issue is fifty million (50,000,000) shares, of which forty-five million (45,000,000) shares shall be Common Stock, and five million (5,000,000) shares shall be Preferred Stock. The Board of Directors of the corporation is hereby authorized to provide for the issue of all or any of the shares of the Preferred Stock in one or more series, and to fix the number of shares and to determine or alter, for each such series, such powers, designations, preferences and relative participating, optional or other rights and such qualifications, limitations or restrictions thereof, as shall be stated and expressed in the resolution or resolutions adopted by the Board of Directors providing for the issue of such series and as may be permitted by the General Corporation Law of the State of California.

                                   ARTICLE IV

          (A) The liability of the directors of this Corporation for monetary damages shall be eliminated to the fullest extent permissable under California law.

          (B) This Corporation is authorized to indemnify agents of this Corporation, inclusing without limitation, directors and officers, whether by bylaw, agreement or otherwise, to the fullest extent permissable under California Law, and in excess of that expressly permitted by Section 317 of the California Corporation Law.

     3. The foregoing amendment has been approved by the Board of Directors of this Corporation.

     4. The foregoing ammendment was approved by the holders of the requisite number of shares of this Corporation in accordance with sections 902 and 903 of the California General Corporation Law. The total number of outstanding shares of each class entitled to vote with respect to the foregoing ammendment was 19,198,685 shares of Common Stock. The number of shares voting in favor of the foregoing amendment equal or exceeding the vote required, such required vote being a majority of the outstanding shares of Common Stock.

     IN WITNESS WHEREOF, the undersigned have executed this certificate on October 21, 2002.

/s/ Harry Masuda                                    /s/ Paul Okimoto
---------------                                      ---------------
Harry Masuda,                                        Paul Okimoto
President                                            Secretary

  Each of the undersigned certifies under penalty of perjury that he has read the foregoing Amended and Restated Articles of Incorporation and knows the contents thereof, and that the statements therein are true.

          Executed at Palo Alto, California October 21, 2002.

/s/ Harry Masuda                                /s/ Paul Okimoto
----------------                               ---------------------
Harry Masuda                                        Paul Okimoto